                                                                    EXHIBIT 10.1

                                  OFFICE LEASE


                                    Between


                          GALLERIA PARK PARTNERS, LLC,
                      a Delaware limited liability company


                                  as Landlord

                                      and


                          SIZZLER INTERNATIONAL, INC.,
                             a Delaware corporation


                                   as Tenant


                                     Dated

                                  July 9, 2001

                                  OFFICE LEASE
                            BASIC LEASE INFORMATION

                             Date:                                  July 9, 2001
                             Landlord:                              GALLERIA PARK PARTNERS, LLC,
                                                                    a Delaware limited liability company
                             Tenant:                                SIZZLER INTERNATIONAL, INC.,
                                                                    a Delaware corporation
----------------------------------------------------------------------------------------------------------------------------------
           SECTION
---------------------------
 1.1                         Premises:                              15301 Ventura Boulevard, Suite 300
                                                                    Garden Office Building (Building B)
                                                                    Sherman Oaks, California  91403
 1.4                         Rentable Area of Premises:             approximately 22,402 square feet
 1.4                         Usable Area of Premises:               approximately 18,084 square feet
 2.1                         Term:                                  Ten (10) Years and Three (3) Months
                             Anticipated Commencement Date:         October 1, 2001
                             Anticipated Termination Date:          December 31, 2011
 3.1                         Fixed Monthly Rent:                    $53,371.09
 3.3                         Fixed Monthly Rent Increase            SEE SECTION 3.1
                             Date of First Increase:                SEE SECTION 3.1
                             Frequency of Increase:                 SEE SECTION 3.1
 3.7                         Security Deposit:                      $73,083.89
 4.1                         Tenant's Share:                        31.50%
 4.2                         Base Year for Operating Expenses:      2001
 6.1                         Use of Premises:                       Headquarters Office and Training
 16.1                                                               Tenant's Address for Notices:
                               Before the Commencement Date:        6101 West Centinela Avenue, Suite 200
                                                                    Culver City, California 90230
                               After the Commencement Date:         15301 Ventura Boulevard, Suite 300
                                                                    Garden Office Building (Building B)
                                                                    Sherman Oaks, California  91403
                               Contact:                             Ms. Diane Hardesty
                                                                    Vice President and Chief Administrative Officer
                             Landlord's Address for Notices:        GALLERIA PARK PARTNERS, LLC
                                                                    c/o Douglas, Emmett and Company
                                                                    808 Wilshire Boulevard, Suite 200
                                                                    Santa Monica, California  90401
20.5                         Brokers:                               Douglas, Emmett and Company
                                                                    808 Wilshire Boulevard, Suite 200
                                                                    Santa Monica, California  90401              and
                                                                    Grubb & Ellis Company
                                                                    15260 Ventura Boulevard, Suite 1800
                                                                    Sherman Oaks, California  91403
21.1                         Parking Permits:                       Sixty-Seven (67) permits for unreserved spaces and five (5)
                                                                    permits for reserved spaces

Except as noted hereinbelow, the foregoing Basic Lease Information is hereby incorporated into and made a part of the Lease. The Section reference in the left margin of the Basic Lease Information exists solely to indicate where such reference initially appears in the Lease document. Except as specified hereinbelow, each such reference in the Lease document shall incorporate the applicable Basic Lease Information. However, in the event of any conflict between any reference contained in the Basic Lease Information and the specific wording of the Lease, the wording of the Lease shall control.

                                  OFFICE LEASE
                               TABLE OF CONTENTS

ARTICLE                                                                              PAGE
--------                                                                             ----
   1      Demise of Premises.......................................................    1
   2      Commencement Date and Term...............................................    3
   3      Payment of Rent, Late Charge and Security Deposit........................    4
   4      Additional Rent..........................................................    7
   5      Ethics...................................................................   11
   6      Use of Premises..........................................................   11
   7      Condition Upon Vacating and Removal of Personal Property.................   11
   8      Utilities and Services...................................................   12
   9      Tenant's Indemnification and Limitation on Landlord's Liability..........   14
  10      Compliance with Laws.....................................................   15
  11      Assignment and Subletting................................................   16
  12      Maintenance, Repairs, Damage, Destruction, Renovation and/or Alteration..   18
  13      Condemnation.............................................................   22
  14      Subordination............................................................   23
  15      Estoppel Certificates....................................................   24
  16      Notices..................................................................   24
  17      Default and Landlord's Option to Cure....................................   24
  18      Damages; Remedies; Re-Entry by Landlord; Etc.............................   26
  19      Insurance................................................................   27
  20      Miscellaneous............................................................   29
  21      Parking..................................................................   32
  22      Concierge Services.......................................................   32
  23      Option to Extend Term....................................................   33
  24      Satellite Dish...........................................................   34
  25      Right of First Negotiation...............................................   35
Signatures.........................................................................   36

Exhibits
--------
  A -- Premises Plan
  B --   Tenant Work Letter
  B-1 --  Construction by Tenant During Term
  C --   Rules and Regulations
  D -- First Amendment - Commencement Date and Term

                                  OFFICE LEASE

    This Office Lease, dated July 9, 2001, is by and between GALLERIA PARK PARTNERS, LLC, a Delaware limited liability company ("Landlord"), with an office at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and SIZZLER INTERNATIONAL, INC., a Delaware corporation ("Tenant"), with an office at 6101 West Centinela Avenue, Suite 200, Culver City, California 90030.

                                   ARTICLE 1
                               DEMISE OF PREMISES

Section 1.1. Demise. Subject to the covenants and agreements contained in this Lease, Landlord leases to Tenant and Tenant hires from Landlord, that portion of the third (3rd) floor commonly known as Suite 300 (the "Premises"), in the building located at 15301 Ventura Boulevard, Garden Office Building (Building
B), Sherman Oaks, California 91403 (the "Building"). The configuration of the Premises is shown on Exhibit A, attached hereto and made a part hereof by reference.

    Tenant acknowledges that it has made its own inspection of and inquiries regarding the Premises, which are already improved. Therefore, except for the improvements to be completed pursuant to Exhibit B, attached hereto and made a part hereof by reference, Tenant accepts the Premises in their "as-is" condition, subject to those latent defects of which Tenant notifies Landlord in writing within one (1) year of the Commencement Date. Tenant further acknowledges that Landlord has made no representation or warranty, express or implied, except as are contained in this Lease and its Exhibits, regarding the condition, suitability or usability of the Premises or the Building for the purposes intended by Tenant.

    Notwithstanding any contrary provision of this Lease, it is expressly understood and agreed that the minimum ceiling height of the Premises, as described in Subsection 20 of Section 1.1 of Exhibit B, is a material inducement for Tenant's entering into this Lease.

    The Premises are a part of the Building described hereinabove. The Building is part of a mixed retail/office use project known as "the Sherman Oaks Galleria." The term "Project," as used in this Lease, shall mean (i) the "Common Areas" (as hereinafter defined), (ii) the Building, as shown on the Project Site Plan attached hereto as Exhibit A-1, (iii) that certain office building designated as the "Attached Office Building" on the Project Site Plan attached hereto as Exhibit A-1 ("Attached Office Building"), (iv) the "Retail Building" (as hereinafter defined), (v) certain retail areas connected and/or adjacent to the Building, the Garden Office Building, and the Attached Office Building, (vi) the land (which is improved with landscaping, subterranean and above ground parking facilities and other improvements) upon which each of the foregoing items (i) through (v) above is located, and (vii) at Landlord's discretion, below, any additional, property, areas, land, buildings or other improvements added thereto on, adjacent to, or outside of the Project.

    Tenant shall have the non-exclusive right to use in common with other tenants in the Project, and subject to the rules and regulations set forth in Exhibit C of this Lease, those portions of the Project which are provided, from time to time, for use in common by Landlord, Tenant and any other tenants of the Project (such areas, which may include, without limitation, interior and exterior walkways, parking garages and other areas, together with such other portions of the Project designated by Landlord, in its discretion, including certain areas designated for the exclusive use of certain tenants, or to be shared by Landlord and certain tenants, are collectively referred to as the "Common Areas"). The Common Areas shall consist of the "Project Common Areas" and the "Building Common Areas." The term "Retail Building", as used in this Lease, shall mean such areas of retail space in the Project designated as such by Landlord. The term "Building Common Areas", as used in this Lease, shall mean the portions of the Common Areas relating to the Building designated as such by Landlord. The manner in which the Common Areas are maintained and operated shall be at the reasonable discretion of Landlord, and the use thereof shall be subject to such rules, regulations and restrictions as Landlord may make from time to time; provided, however, that Landlord shall at all times maintain and operate such public and common areas in a first-class manner. Landlord reserves the right to close temporarily, make alterations or additions to, or change the location of elements of the Project and the Common Areas; provided, however, that none of the foregoing shall materially interfere with Tenant's access to or use of the Premises.

    Tenant acknowledges that (i) that portion of the second (2nd) floor of the Building beneath the Premises (the "Second Floor Space") has been leased to MTS Incorporated, a California corporation d/b/a Tower Records - Videos - Books ("Tower") pursuant to that certain Retail Lease dated June 26, 2000 between Landlord and Tower (the "Tower Lease"), (ii) Tower's business operations require it to play music within the Second Floor Space, and (iii) Tenant shall not be entitled to (x) terminate this Lease as a result of the playing of such music,
(y) any rent abatement or offset as a result thereof (except as expressly provided otherwise in this Lease), or (z) make any claim against Landlord for any interruption, interference, disruption of Tenant's business, or loss of profits occasioned thereby; provided, however, that Landlord shall use commercially reasonable efforts to minimize any disruption to Tenant's business operations as a result of Tower's (or its assignee's or sublessee's) business operations (including, without limitation, instituting legal proceedings against Tower [or an assignee of Tower] to perform its obligations under the Tower Lease pertaining to sound mitigation).

    Notwithstanding any contrary provision of this Lease, Landlord represents, warrants and covenants that any sound transmitted to the Premises shall be at or below the level of sound transmission in comparable first-class office buildings in the Sherman Oaks area.

Section 1.2.  Tenant's Non-Exclusive Use.  INTENTIONALLY OMITTED.

Section 1.3. Landlord's Reservation of Rights. Landlord specifically reserves to itself use, control and repair of the structural portions of all perimeter walls of the Premises, any balconies, terraces or roofs adjacent to the Premises (including any flagpoles or other installations on said walls, balconies, terraces or roofs) and any space in and/or adjacent to the Premises used for shafts, stairways, pipes, conduits, ducts, mail chutes, conveyors, pneumatic tubes, electric or other utilities, sinks, fan rooms or other Building facilities, and the use thereof, as well as access thereto through the Premises (provided such access and any work performed by Landlord in connection therewith shall not materially impair or interfere with Tenant's access to or use of the Premises). Landlord also specifically reserves to itself the following rights:

a)  To designate all sources furnishing sign painting or lettering;

b)  To constantly have pass keys to the Premises;

c) To grant to anyone the exclusive right to conduct any particular business or undertaking in the Building, so long as Landlord's granting of the same does not prohibit or materially interfere with Tenant's use of the Premises for Tenant's Specified Use, as defined in Article 6;

d) To enter the Premises at any reasonable time with reasonable notice, accompanied by a representative of Tenant (except for emergencies), to inspect, repair, alter, improve, update or make additions to the Premises or the Building; provided however, that Landlord shall not unreasonably interfere with Tenant's access to the Premises or Tenant's business operations therein as a result of any such entry;

e) During the last six (6) months of the Term, to exhibit the Premises to prospective future tenants upon reasonable prior notice to Tenant, accompanied by a representative of Tenant;

f) Subject to the provisions of Article 12, to, at any time, and from time to time, whether at Tenant's request or pursuant to governmental requirement, repair, alter, make additions to, improve, or decorate all or any portion of the Real Property, Building or Premises (provided such access and any work performed by Landlord shall not materially impair or interfere with Tenant's access to or use of the Premises, and in connection with any such entry into the Premises, Landlord shall be accompanied by a representative of Tenant). In connection therewith, and without limiting the generality of the foregoing rights, Landlord shall specifically have the right to remove, alter, improve or rebuild all or any part of the lobby of the Building as the same is presently or shall hereafter be constituted;

g) Landlord reserves the right to make alterations or additions to or change the location of elements of the Real Property and any common areas appurtenant thereto, as long as such changes do not change the nature of the Premises to something other than a first class office building or materially, adversely affect Tenant's use of the Premises for the Specified Use, as set forth in Section 6 of the Basic Lease Information, or Tenant's ingress to or egress from the Building, the Premises or the parking areas servicing the same. Except when and where Tenant's right of access is specifically excluded as the result of (i) an emergency, (ii) a requirement by law, or (iii) a specific provision set forth in this Lease, Tenant shall have the right of ingress and egress to the Premises, the Building, and the parking areas twenty-four (24) hours per day, seven (7) days per week during the initial Term; and/or

h) To take such other actions as may reasonably be necessary when the same are required to preserve, protect or improve the Premises, the Building, or Landlord's interest therein (provided such access and any work performed by Landlord shall not materially interfere with Tenant's access to or use of the Premises).

Section 1.4. Area. Landlord and Tenant agree that within sixty (60) days after the Commencement Date a recalculation of the Rentable Area of the Premises shall be made by Stevenson Systems, Inc., an independent planning firm, in accordance with the June, 1996 standards set forth by the Building Owners and Managers Association. Such determination shall be determinative unless patently unreasonable. Tenant and Landlord agree to execute an amendment to the Lease, documenting the revised usable areas as documented by Stevenson Systems.

    Landlord and Tenant further agree that the Rentable Area of the Premises shall be calculated on the basis of 1.2388 times the estimated Usable Area, regardless of what actual common areas of the Building may be, or whether they may be more or less than 23.88% of the total estimated Usable Area of the Building, and is provided solely to give a general basis for comparison and pricing of this space in relation to other spaces in the market area.

    Landlord and Tenant further agree that once the Rentable Area and Usable Area of the Premises have been determined as specified hereinabove, even if later either party alleges that the actual Rentable Area or Usable Area of the Premises is more or less than the figures stated herein; and whether or not such figures are inaccurate, for all purposes of the Lease, the Rentable and Usable figures agreed upon shall be conclusively deemed to be the Rentable Area, or Usable Area of the Premises, as the case may be.

    If the Rentable Area of the Premises is increased or decreased pursuant to the provisions of Section 1.4 of this Lease, then the initial Fixed Monthly Rent payable by Tenant shall be equal to the product of $2.38 multiplied by the number of Rentable Square Feet in the Premises, and the increases in Fixed Monthly Rent shall be appropriately increased or decreased to result in an increase in said Fixed Monthly Rent of (i) three percent (3%) per annum, commencing on the first (1st) calendar day of the twenty-fifth (25th) calendar month of the Term, and (ii) four percent (4%) per annum, commencing on the first calendar day of the seventy-third (73rd) calendar month of the Term.

Section 1.5. Quiet Enjoyment. Contingent upon Tenant keeping, observing and performing all of the covenants, agreements, terms, provisions and conditions of this Lease on its part to be kept, observed and performed, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term without undue hindrance or molestation.

Section 1.6. No Light, Air or View Easement. Any diminution or shutting off of light, air or view by any structure which is now or may hereafter be erected on lands adjacent to the Building shall in no way affect this Lease or impose any liability on Landlord. Noise, dust or vibration or other ordinary incidents to new construction of improvements on lands adjacent to the Building, whether or not by Landlord, shall in no way affect this Lease or impose any liability on Landlord; provided however, that if such new construction is performed by Landlord, then Landlord shall not unreasonably interfere with Tenant's access to the Premises or Tenant's business operations in connection therewith.

Section 1.7.  Relocation.  INTENTIONALLY OMITTED.

Section 1.8.  Development of the Project.

a) Landlord reserves the right, in Landlord's reasonable discretion, to further subdivide all or a portion of the Project. Tenant agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord (at no cost to Tenant), any additional documents needed to conform this Lease to the circumstances resulting from such subdivision, provided that no such documentation shall materially adversely affect Tenant's rights or materially increase Tenant's obligations under this Lease.

b) If portions of the Project or property adjacent to the Project (collectively, the "Other Improvements") are owned by an entity other than Landlord, Landlord, at its option, may enter into an agreement with the owner or owners of any or all of the Other Improvements to provide (i) for reciprocal rights of access and/or use of the Project and the Other Improvements, provided that the same creates no material adverse effect upon Tenant's rights or obligations under this Lease, (ii) for the common management, operation, maintenance, improvement and/or repair of all or any portion of the Project and the Other Improvements, provided that the same creates no material adverse effect upon Tenant's rights or materially increase Tenant's obligations under this Lease, (iii) subject to the provisions of Section 4.4, for the allocation of a portion of the Operating Expenses to the Other Improvements and the operating expenses and taxes for the Other Improvements to the Project, and (iv) subject to the provisions of
    Section 4.4, for the use or improvement of the Other Improvements and/or the Project in connection with the improvement, construction, and/or excavation of the Other Improvements and/or the Project. Nothing contained herein shall be deemed or construed to limit or otherwise affect Landlord's right to convey all or any portion of the Project or any other of Landlord's rights described in this Lease.

                                   ARTICLE 2
                           COMMENCEMENT DATE AND TERM

Section 2.1. Commencement Date and Term. This Lease shall commence the next business day after the date Landlord substantially completes the Tenant Improvements contemplated under Exhibit B (the "Commencement Date"), and shall end, unless sooner terminated as otherwise provided herein, at midnight on the last calendar day of the calendar month which occurs ten (10) years and three
(3) months (the "Term") after the Commencement Date (the "Termination Date"). The anticipated Commencement Date is October 1 2001. Landlord and Tenant shall promptly execute an amendment to this Lease (the "First Amendment") substantially in the form attached hereto as Exhibit D, confirming the finalized Commencement Date and Term as soon as they are determined. It is expressly understood and agreed that in no event shall the Commencement Date occur prior to October 1, 2001. The terms "Substantial Completion" and "Tenant Improvements" are defined in Exhibit B attached hereto and made a part hereof.

    Subject to any rights Tenant may have as a result of Landlord's failure to comply with its obligations under Exhibit B, Tenant's taking possession of the Premises or commencing Tenant's normal business operations in a substantial portion of the Premises shall be deemed conclusive evidence that, as of the Commencement Date:

a) Landlord has substantially completed the Tenant Improvements contemplated hereunder, except for any minor punchlist items to be completed; and

b) the Premises are in good order and repair, except for those latent defects of which Tenant notifies Landlord within one (1) year of the Commencement Date.

    Provided that Tenant does not delay Landlord's completion of the Improvements that Landlord is required to complete, Tenant may take possession of the Premises up to two (2) weeks prior to the anticipated Commencement Date, solely for the purpose of installing Tenant's furniture, fixtures and equipment, computer and telephone cabling. Said early possession shall be subject to Tenant complying with all of the provisions and covenants contained herein, except that Tenant shall not be obligated to pay Fixed Monthly Rent or Additional Rent until the Commencement Date. If Tenant's early possession does so delay completion of the Improvements, then such delay shall be chargeable to Tenant by extending the anticipated Commencement Date by an equal number of days as the total number of days Landlord was so delayed.

    If for any reason Landlord is unable to deliver possession of the Premises to Tenant on the anticipated Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any damage resulting from Landlord's inability to deliver such possession. However, Tenant shall not be obligated to pay the Fixed Monthly Rent or Additional Rent that Tenant is required to pay pursuant to Section 3.1 until such possession of the Premises has been delivered to Tenant.

Except for such delay in the commencement of Rent, Landlord's failure to give possession on the anticipated Commencement Date shall in no way affect Tenant's obligations hereunder.

    Notwithstanding the foregoing, if Substantial Completion does not occur on or before November 1, 2001 (which date shall be extended by one (1) day for each day of delay attributable to any Tenant Delay [as such term is defined in
Section 5.2 of Exhibit B] or force majeure delay), then Tenant shall be entitled to one (1) day of free rent for each day after November 1, 2001 (as such date shall be extended as hereinabove described) that Substantial Completion does not occur, which free rent period shall commence on the first (1st) day following the expiration of the first (1st) three (3) months of the Term.

    If possession of the Premises is not tendered by Landlord to Tenant within ninety (90) days after the anticipated Commencement Date, then Tenant shall have the right to terminate this Lease by giving written notice to Landlord, within ten (10) days after such failure. If such notice of termination is not so given by Tenant within said ten (10) day time period, then this Lease shall continue in full force and effect.

    If, due to Force Majeure, Landlord is unable to tender possession of the Premises within two hundred forty (240) days after the anticipated Commencement Date, then this Lease, and the rights and obligations of Landlord and Tenant hereunder, shall terminate automatically, without further liability by either party to the other, and without further documentation being required.

Section 2.2. Holding Over. If Tenant fails to deliver possession of the Premises on the Termination Date, but holds over after the expiration or earlier termination of this Lease without the express prior written consent of Landlord, such tenancy shall be construed as a tenancy from month-to-month on the same terms and conditions as are contained herein, except that the Fixed Monthly Rent payable by Tenant during such period of holding over shall automatically increase as of the Termination Date to an amount equal to one hundred twenty-five percent (125%) for the first thirty (30) days and one hundred fifty percent (150%) thereafter, of the Fixed Monthly Rent payable by Tenant for the calendar month immediately prior to the date when Tenant commences such holding over (the "Holdover Rent"). Such Holdover Rent shall be paid during such period as Tenant retains possession of the Premises. However, Tenant's payment of such Holdover Rent, and Landlord's acceptance thereof, shall not constitute a waiver by Landlord of any of Landlord's rights or remedies with respect to such holding over, nor shall it be deemed to be a consent by Landlord to Tenant's continued occupancy or possession of the Premises past the time period covered Tenant's payment of the Holdover Rent.

    Furthermore, if Tenant fails to deliver possession of the Premises to Landlord upon the expiration or earlier termination of this Lease, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including reasonable attorneys' fees and expenses) and liability resulting from such failure, including without limiting the foregoing, any claims made by any succeeding tenant arising out of Tenant's failure to so surrender, and any lost profits to Landlord resulting therefrom.

    Notwithstanding the provisions contained hereinabove regarding Tenant's liability for a continuing holdover, Landlord agrees to use commercially reasonable efforts to insert into any future lease of another tenant proposing to occupy the Premises provisions similar to those contained in Section 2.1, permitting mitigation of Tenant's damages arising out of Tenant's temporary holdover.

                                   ARTICLE 3
                          PAYMENT OF RENT, LATE CHARGE

Section 3.1. Payment of Fixed Monthly Rent and Additional Rent. "Rent" shall mean: all payments of monies in any form whatsoever required under the terms and provisions of this Lease, and shall consist of:

a) "Fixed Monthly Rent," which shall be payable in equal monthly installments of $53,371.09; plus

b)  Additional Rent as provided in Article 4 and elsewhere in this Lease.

    Provided that this Lease is not terminated prior to the Commencement Date as a result of Tenant's default hereunder, one hundred percent (100%) of the Fixed Monthly Rent due for the period commencing on the Commencement Date and ending three (3) full months thereafter (the "Rent Deferral") shall be deferred until the end of the Term.

    Further provided that this Lease is not terminated prior to the Termination Date as a result of Tenant's default hereunder, Landlord shall fully abate and forgive the Rent Deferral.

    If this Lease is terminated as a result of Tenant's default hereunder, the full amount so deferred, shall be immediately due and payable, as if the same had been due if the Rent Deferral had not occurred.

    Except as otherwise stated, the entire Fixed Monthly Rent shall be due and payable, in advance, on or before the first day of each and every calendar month until the end of the Term, pursuant to this Section 3.1.

Section 3.2. Manner of Payment. Tenant shall pay Fixed Monthly Rent and Additional Rent immediately upon the same becoming due and payable, without demand therefor, and without any abatement, set off or deduction whatsoever, except as may be expressly provided in this Lease. Landlord's failure to submit statements to Tenant stating the amount of Fixed Monthly Rent or Additional Rent then due, including Landlord's failure to provide to Tenant a calculation of the adjustment as required in Section 3.3 or the Escalation Statement referred to in
Article 4, shall not constitute Landlord's waiver of Tenant's requirement to pay the Rent called for herein. Tenant's failure to pay Additional Rent as provided herein shall constitute a material default equal to Tenant's failure to pay Fixed Monthly Rent when due.

    Rent shall be payable in advance by the first day of each and every calendar month throughout the Term, in lawful money of the United States of America, to Landlord at 15303 Ventura Boulevard, Suite 1510, Sherman Oaks, California
91403, or at such other place(s) as Landlord designates in writing to Tenant. Tenant's obligation to pay Rent shall begin on the Commencement Date and continue throughout the Term, without abatement, setoff or deduction, except as otherwise specified in this Lease.

    Concurrent with Tenant's execution and delivery to Landlord of this Lease, Tenant shall pay to Landlord the Fixed Monthly Rent due for the fourth month of the Term.

Section 3.3. Fixed Monthly Rent Increase. Commencing the first calendar day of the twenty-fifth (25th) calendar month of the Term, and continuing through the last calendar day of the thirty-sixth (36th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $53,371.09 per month to $54,972.22 per month.

    Commencing the first calendar day of the thirty-seventh (37th) calendar month of the Term, and continuing through the last calendar day of the forty-eighth (48th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $54,972.22 per month to $56,621.39 per month.

    Commencing the first calendar day of the forty-ninth (49th) calendar month of the Term, and continuing through the last calendar day of the sixtieth (60th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $56,621.39 per month to $58,320.03 per month.

    Commencing the first calendar day of the sixty-first (61st) calendar month of the Term, and continuing through the last calendar day of the seventy-second
(72nd) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $58,320.03 per month to $60,069.63 per month.

    Commencing the first calendar day of the seventy-third (73rd) calendar month of the Term, and continuing through the last calendar day of the eighty-fourth
(84th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $60,069.63 per month to $62,472.42 per month.

    Commencing the first calendar day of the eighty-fifth (85th) calendar month of the Term, and continuing through the last calendar day of the ninety-sixth
(96th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $62,472.42 per month to $64,971.31 per month.

    Commencing the first calendar day of the ninety-seventh (97th) calendar month of the Term, and continuing through the last calendar day of the one-hundred-eighth (108th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $64,971.31 per month to $67,570.17 per month.

    Commencing the first calendar day of the one-hundred-ninth (109th) calendar month of the Term, and continuing through the last calendar day of the one-hundred-twentieth (120th) calendar month of the Term, the Fixed Monthly Rent payable by Tenant shall increase from $67,570.17 per month to $70,272.97 per month.

    Commencing the first calendar day of the one-hundred-twenty-first (121st) calendar month of the Term, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $70,272.97 per month to $73,083.89 per month.

    Landlord and Tenant shall, in the First Amendment, confirm the actual dates upon which the changes in Fixed Monthly Rent specified above shall occur.

Section 3.4. Tenant's Payment of Certain Taxes. Tenant shall, concurrent with Tenant's next scheduled payment of Fixed Monthly Rent, reimburse Landlord, as Additional Rent, for any and all taxes, surcharges, levies, assessments, fees and charges payable by Landlord when:

a)  assessed on, measured by, or reasonably attributable to:

    i) the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises, or

    ii) the cost or value of any leasehold improvements in or to the Premises in excess of $35.00 per square foot, provided the same have been made in connection with Tenant's execution of this Lease by or at the request of Tenant, and without regard to whether title to or payment for such improvements vests with Tenant or Landlord;

b) on or measured by any rent payable hereunder, including, without limitation, any gross income tax, gross receipts tax, or excise tax levied by the City or County of Los Angeles or any other governmental body with respect to the receipt of such rent (computed as if such rent were the only income of Landlord), but solely when levied by the appropriate City or County agency in lieu of, or as an adjunct to, such business license(s), fees or taxes as would otherwise have been payable by Tenant directly to such taxing authority;

c) upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

d) solely because Landlord and Tenant entered into this transaction or executed any document transferring an interest in the Premises to Tenant. If it becomes unlawful for Tenant so to reimburse Landlord, the rent payable to Landlord under this Lease shall be revised to net Landlord the same rent after imposition of any such tax as would have been payable to Landlord prior to the imposition of any such tax.

    Said taxes shall be due and payable whether or not now customary or within the contemplation of Landlord and Tenant. Notwithstanding the above, in no event shall the provisions of this Section 3.4 serve to entitle Landlord to reimbursement from Tenant for any federal, state, county or city, estate tax, gift tax, or other income tax or business license fee payable by Landlord or the managing agent of Landlord.

Section 3.5.  Certain Adjustments.  If:

a) the Commencement Date occurs on other than January 1st of a calendar year, or the Lease expires or terminates on other than December 31st of a calendar year;

b)  the size of the Premises changes as hereinabove provided;

c) or any abatement of Fixed Monthly Rent or Additional Rent occurs during a calendar year, then the amount payable by Tenant or reimbursable by Landlord during such year shall be adjusted proportionately on a daily basis, and the obligation to pay such amount shall survive the expiration or earlier termination of this Lease.

    If the Commencement Date occurs on other than the first day of a calendar month, or the Lease expires on a day other than the last day of a calendar month, then the Fixed Monthly Rent and Additional Rent payable by Tenant shall be appropriately apportioned on a prorata basis for the number of days remaining in the month of the Term for which such proration is calculated.

    If the amount of Fixed Monthly Rent or Additional Rent due is modified pursuant to the terms of this Lease, such modification shall take effect the first day of the calendar month immediately following the date such modification would have been scheduled.

Section 3.6. Late Charge and Interest. Tenant acknowledges that late payment by Tenant to Landlord of Fixed Monthly Rent or Additional Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which are extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Fixed Monthly Rent or Additional Rent and other payment due from Tenant hereunder is not received by Landlord within five (5) days after Tenant's receipt of written notice that any such amount has not been paid, Tenant shall pay to Landlord on demand an additional sum equal to five percent (5%) of the overdue amount as a late charge. The parties agree that this late charge represents a fair and reasonable settlement against the costs that Landlord will incur by reason of Tenant's late payment. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

    Every installment of Fixed Monthly Rent and Additional Rent and any other payment due hereunder from Tenant to Landlord which is not paid within twelve
(12) days after the same becomes due and payable shall, in addition to any Late Charge already paid by Tenant, bear interest at the rate of ten percent (10%) per annum from the date that the same originally became due and payable until the date it is paid. Landlord shall bill Tenant for said interest, and Tenant shall pay the same within five (5) days of receipt of Landlord's billing.

Section 3.7. Security Deposit. Concurrent with Tenant's execution and tendering of this Lease to Landlord, Tenant shall deposit the sum of $73,083.89 (the "Security Deposit"), which amount Tenant shall thereafter at all times maintain on deposit with Landlord as security for Tenant's full and faithful observance and performance of its obligations under this Lease (expressly including, without limitation, the payment as and when due of the Fixed Monthly Rent, Additional Rent and any other sums or damages payable by Tenant hereunder and the payment of any and all other damages for which Tenant shall be liable by reason of any act or omission contrary to any of said covenants or agreements). Landlord shall have the right to commingle the Security Deposit with its general assets and shall not be obligated to pay Tenant interest thereon.

    If at any time Tenant defaults in the performance of any of its obligations under this Lease, after the expiration of notice and the opportunity to cure, then, Landlord may:

a) apply as much of the Security Deposit as may be necessary to cure Tenant's non-payment of the Fixed Monthly Rent, Additional Rent and/or other sums or damages due from Tenant; and/or;

b) if Tenant is in default of any of the covenants or agreements of this Lease; apply so much of the Security Deposit as may be necessary to reimburse all expenses incurred by Landlord in curing such default; or

c)  if the Security Deposit is insufficient to pay the sums specified in Section
    3.7 (a) or (b), elect to apply the entire Security Deposit in partial payment thereof, and proceed against Tenant pursuant to the provisions of
    Article 17 and Article 18 herein.

    If, as a result of Landlord's application of any portion or all of the Security Deposit, the amount held by Landlord declines to less than $73,083.89, Tenant shall, within ten (10) days after demand therefor, deposit with Landlord additional cash sufficient to bring the then-existing balance held as the Security Deposit to the amount specified hereinabove. Tenant's failure to deposit said amount shall constitute a material breach of this Lease.

    At the expiration or earlier termination of this Lease, Landlord shall deduct from the Security Deposit being held on behalf of Tenant any unpaid sums, costs, expenses or damages payable by Tenant pursuant to the provisions of this Lease; and/or any costs required to cure Tenant's default or performance of any other covenant or agreement of this Lease, and shall, within thirty (30) days after the expiration or earlier termination of this Lease, return to Tenant, without interest, all or such part of the Security Deposit as then remains on deposit with Landlord.

                                   ARTICLE 4
                                ADDITIONAL RENT

Section 4.1.  Certain Definitions.  As used in this Lease:

a) "Escalation Statement" means a statement by Landlord, setting forth the amount payable by Tenant or by Landlord, as the case may be, for a specified calendar year pursuant to this Article 4.

b) "Operating Expenses" means the following in a referenced calendar year, including the Base Year as hereinafter defined, calculated assuming the Building is at least ninety-five percent (95%) occupied: all reasonable costs of management, operation, maintenance, and repair of the Building.

        By way of illustration only, Operating Expenses shall include, but not be limited to: management fees paid by Landlord to any third-party, which shall not exceed those reasonable and customary in the geographic area in which the Building is located; water and sewer charges; any and all insurance premiums not otherwise directly payable by Tenant; license, permit and inspection fees; air conditioning (including repair of same); heat; light; power and other utilities; steam; labor; cleaning and janitorial services; guard services; supplies; materials; equipment and tools.

        Operating Expenses shall also include the cost or portion thereof of those capital improvements made to the Building by Landlord during the Term:

    i) to the extent that such capital improvements reduce other Operating Expenses, when the same were made to the Building by Landlord after the Commencement Date, or

    ii) that are required under any governmental law or regulation that was not applicable to the Building as of the Commencement Date.

        Said capital improvement costs, or the allocable portion thereof (as referred to in clauses (i) and (ii) above), shall be amortized over their useful life pursuant to generally-accepted accounting principles, together with interest on the unamortized balance at the rate of ten percent (10%) per annum.

        Operating Expenses shall also include all general and special real estate taxes, increases in assessments or special assessments and any other ad valorem taxes, rates, levies and assessments paid during a calendar year (or portion thereof) upon or with respect to the Building and the personal property used by Landlord to operate the Building, whether paid to any governmental or quasi-governmental authority, and all taxes specifically imposed in lieu of any such taxes (but excluding taxes referred to in Section 3.4 for which Tenant or other tenants in the Building are liable) including fees of counsel and experts, reasonably incurred by, or reimbursable by Landlord in connection with any application for a reduction in the assessed valuation of the Building and/or the land thereunder or for a judicial review thereof, (collectively "Appeal Fees"), but solely to the extent that the Appeal Fees result directly in a reduction of taxes otherwise payable by Tenant. However, in no event shall the portion of Operating Expenses used to calculate any billing to Tenant attributable to real estate taxes and assessments for any expense year be less than the billing for real estate taxes and assessments during the Base Year.

        Operating Expenses shall also include, but not be limited to, the premiums for the following insurance coverage: all-risk, structural, fire, boiler and machinery, liability, earthquake and for replacement of tenant improvements to a maximum of $35.00 per usable square foot, and for such other coverage(s), and at such policy limit(s) as Landlord deems reasonably prudent and/or are required by any lender or ground lessor, which coverage and limits Landlord may, in Landlord's reasonable discretion, change from time to time.

        If, in any calendar year following the Base Year, as defined hereinbelow (a "Subsequent Year"), a new expense item (e.g. earthquake insurance, concierge services; entry card systems), is included in Operating Expenses which was not included in the Base Year Operating Expenses, then the cost of such new item shall be added to the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. During each Subsequent Year, the same amount shall continue to be included in the computation of Operating Expenses for the Base Year, resulting in each such Subsequent Year Operating Expenses only including the increase in the cost of such new item over the Base Year, as so adjusted. However, if in any Subsequent Year thereafter, such new item is not included in Operating Expenses, no such addition shall be made to Base Year Operating Expenses.

        Conversely, as reasonably determined by Landlord, when an expense item that was originally included in the Base Year Operating Expenses is, in any Subsequent Year, no longer included in Operating Expenses, then the cost of such item shall be deleted from the Base Year Operating Expenses for purposes of determining the Additional Rent payable under this Article 4 for such Subsequent Year. The same amount shall continue to be deleted from the Base Year Operating Expenses for each Subsequent Year thereafter that the item is not included. However, if such expense item is again included in the Operating Expenses for any Subsequent Year, then the amount of said expense item originally included in the Base Year Operating Expenses shall again be added back to the Base Year Operating Expenses.

c) Exclusions to Operating Expenses. Notwithstanding anything contained in the definition of Operating Expenses as set forth in Subsection 4.1(b) of this Lease, Operating Expenses shall not include the following:

    (i) principal payments, bad-debt expenses, depreciation, interest and amortization on mortgages, or ground lease payments, if any;

    (ii)  real estate brokers' leasing commissions;

    (iii) the cost of providing any service directly to and paid directly by any tenant;

    (iv) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

    (v) costs of any items to the extent Landlord receives reimbursement from insurance proceeds (such proceeds to be excluded from Operating Expenses in the year in which received, except that any deductible amount under any insurance policy shall be included within Operating Expenses) or from a third party ;

    (vi)    costs of capital improvements, except those set forth in Section
            4.1(b);

    (vii) marketing costs, including leasing commissions, advertising and promotional expenses, space planning costs and attorneys' fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, and subleases and/or assignments incurred in connection with present or prospective tenants or other occupants of the Building, including attorneys' fees and other costs and expenditures incurred in connection with disputes with present or prospective tenants or other occupants of the Building;

    (viii) costs, including permit, license and inspection costs and any allowances or other tenant improvement concessions, incurred or provided with respect to the design, construction and/or installation of other tenants' or occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building (excluding, however, such costs relating to any Common Areas or Building parking facilities);

    (ix) rentals and other related expenses incurred in leasing a heating, ventilation and air conditioning system, elevators, or other items (except equipment not affixed to the Building which is used in providing janitorial or similar services to the Building and, further excepting from this exclusion such equipment rented or leased on a temporary basis to remedy or ameliorate an emergency condition in the Building) which if purchased, rather than rented, would constitute a capital improvement not included in Operating Expenses pursuant to this Lease;

    (x) depreciation, amortization and interest payments, except as specifically included in Operating Expenses pursuant to the terms of this Lease and, except on materials, tools, supplies and vendor-type equipment purchased by Landlord to enable Landlord to supply services Landlord might otherwise contract for with a third party, where such depreciation, amortization and interest payments would otherwise have been included in the charge for such third party's services, all as determined in accordance with sound real estate management principles, and when depreciation or amortization is permitted or required, the item shall be amortized over its reasonably anticipated useful life;

    (xi) costs incurred by Landlord for alterations (including structural additions), repairs, equipment and tools which are of a capital nature and/or which are considered capital improvements or replacements under sound real estate management principles, except as specifically included in Operating Expenses pursuant to the terms of this Lease;

    (xii) expenses in connection with services or other benefits which are not offered to Tenant or for which Tenant is charged for directly but which are provided to another tenant or occupant of the Building, without charge;

    (xiii) overhead and profit increment paid to Landlord or to the parent organization or to subsidiaries or affiliates of Landlord for goods and/or services in the Building to the extent the same exceeds the costs of such by unaffiliated third parties on a competitive basis;

    (xiv) advertising and promotional expenditures, and costs of signs in or on the Building identifying the owner of the Building or other tenants' signs;

    (xv) to the extent applicable, electric power costs or other utility costs for which any tenant directly contracts with the local public service company (but Landlord shall have the right to "gross up" as if the floor was vacant);

    (xvi) tax penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments or file returns when due;

    (xvii) legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant;

    (xviii) any reserves retained by Landlord;

    (xix)   costs arising from Landlord's charitable or political contributions;

    (xx) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Building manager, Building engineer and/or chief operating engineer;

    (xxi) except as expressly set forth otherwise in this Section 4.1(c), late charges, penalties, liquidated damages, and interest;

    (xxii) amount paid as ground rental or as rental for the Building by the Landlord;

    (xxiii) any compensation paid to clerks, attendants or other persons in commercial concessions operated by or on behalf of the Landlord;

    (xxiv) all items and services for which Tenant or any other tenant in the Building is obligated to reimburse Landlord, provided that Landlord shall use commercially reasonable efforts to collect such reimbursable amounts, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

    (xxv) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

    (xxvi) rent for any office space occupied by Building management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the Comparable Buildings in the vicinity of the Building, with adjustment where appropriate for the size of the applicable building;

    (xxvii) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of other first-class office buildings) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid;

    (xxviii) in the event any facilities, services or utilities used in connection with the Building are provided from another building owned or operated by Landlord or vice versa, the costs incurred by Landlord in connection therewith shall be allocated to Operating Expenses by Landlord on a reasonably equitable basis;

    (xxix) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Building;

    (xxx) the costs of any flowers, gifts, balloons, etc. provided to any prospective tenants, Tenant, other tenants, and occupants of the Building, except to the extent such costs are customarily included in operating expenses by landlords of comparable first-class office buildings in the Sherman Oaks area;

    (xxxi) costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, by any tenant or occupant of the Building or by insurance from its carrier or any tenant's carrier;

    (xxxii)   tax penalties;

    (xxxiii) costs reimbursed to Landlord under any warranty carried by Landlord for the Building, which warranties Landlord shall use commercially reasonable efforts to enforce;

    (xxxiv)   costs of third party non-tenant parties;

    (xxxv) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord's interest in the Building, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Building management, or between Landlord and other tenants or occupants;

    (xxxvi) costs arising from the negligence or willful misconduct of Landlord or the "Indemnitees", as that term is defined in Section
              9.1 of this Lease;

    (xxxvii) costs of specialty clubs and services not provided or offered to Tenant without charge;

    (xxxviii) costs, including permit, license and inspection costs, incurred with respect to the installation of other tenants' or occupants' improvements made for tenants or other occupants in the Building or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants in the Building; and

    (xxxix) any bad debt loss, rent loss or reserves for any bad debts, rent loss, replacements or refurbishment;

    (xl) rent for any management office in excess of 1,000 rentable square feet;

    (xli) the costs of earthquake insurance (subject to the provisions of Section 4.1(b)); and

    (xlii) the costs arising out of Landlord's abatement, mitigation, remediation and/or encapsulation of any hazardous materials and/or toxic substances as defined in any federal, state, county or local law, when the same are located in, on or about the Building and/or the real property underlying the Building, to the extent such hazardous materials or toxic substances came in, on or about the Building in violation of any then-effective federal, state, county or local law.

d) "Tenant's Share" means 31.50%, which is derived by dividing the usable square footage of the Premises (18,084) by the usable square footage of the Building (57,414). If the Usable Area of the Premises is increased or deceased pursuant to Section 1.4, then Tenant's Share shall be increased or decreased by dividing the newly calculated Usable Area of the Premises by the Usable Area of the Building.

Section 4.2. Calculation of Tenant's Share of Increases in Operating Expenses. If, commencing with the calendar year 2002, the Operating Expenses for any calendar year during the Term, or portion thereof, (including the last calendar year of the Term), have increased over the Operating Expenses for the calendar year 2001 (the "Base Year"), then within thirty (30) days after Tenant's receipt of Landlord's computation of such increase (an "Escalation Statement"), Tenant shall pay to Landlord, as Additional Rent, an amount equal to the product obtained by multiplying such increase by Tenant's Share.

    Landlord may, at or after the start of any calendar year subsequent to the Base Year, notify Tenant of the amount which Landlord estimates will be Tenant's monthly share of any such increase in Operating Expenses for such calendar year over the Base Year and the amount thereof shall be added to the Fixed Monthly Rent payments required to be made by Tenant in such year. If Tenant's Share of any such increase in rent payable hereunder as shown on the Escalation Statement is greater or less than the total amounts actually billed to and paid by Tenant during the year covered by such statement, then within thirty (30) days thereafter, Tenant shall pay in cash any sums owed Landlord or, if applicable, Tenant shall either receive a credit against any Fixed Monthly Rent and/or Additional Rent next accruing for any sum owed Tenant, or if Landlord's Escalation Statement is rendered after the expiration or earlier termination of this Lease and indicates that Tenant's estimated payments have exceeded the total amount to which Tenant was obligated, then provided that Landlord is not owed any other sum by Tenant, Landlord shall issue a cash refund to Tenant within thirty (30) days after Landlord's completion of such Escalation Statement.

    Within one (1) year after receipt of a statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the statement, an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord's records with respect to such statement at Landlord's offices, provided that Tenant is not then in default under this Lease beyond any applicable notice and/or grace period and Tenant has paid all amounts required to be paid under the applicable statement. In connection with such inspection, Tenant and Tenant's agents must agree in advance to follow Landlord's reasonable rules and procedures regarding inspections of Landlord's records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant's failure to dispute the amount of Additional Rent set forth in any Statement within one (1) year of Tenant's receipt of such statement shall be deemed to be Tenant's approval of such statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant's expense, by an independent certified public accountant (the "Accountant") selected by Landlord and subject to Tenant's reasonable approval; provided that if such determination by the Accountant proves that Operating Expenses were overstated by more than five percent (5%), then the cost of the Accountant and the costs of such determination and the costs incurred by Tenant in connection with its inspection shall be paid for by Landlord. Tenant hereby acknowledges that Tenant's sole right to inspect Landlord's books and records and to contest the amount of Operating Expenses payable by Tenant shall be as set forth in this Section 4.2 and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Operating Expenses payable by Tenant.

    Notwithstanding any contrary provision of this Section 4.2, it is expressly understood and agreed that Tenant shall not be obligated to pay any Additional Rent pursuant to this Section 4.2 during the first twelve (12) months of the Term.

Section 4.3. Tenant's Payment of Direct Charges as Additional Rent. Tenant shall promptly and duly pay all costs and expenses incurred for or in connection with any Tenant Change or Tenant Service, and discharge any mechanic's or other lien created against the Premises, Building or the Real Property arising as a result of or in connection with any Tenant Change or Tenant Service as Additional Rent by paying the same, bonding or manner otherwise provided by law.

    Any other cost, expense, charge, amount or sum (other than Fixed Monthly
Rent) payable by Tenant as provided in this Lease shall also be considered Additional Rent.

    Certain individual items of cost or expense may, in the reasonable and equitable determination of Landlord, be separately charged and billed to Tenant by Landlord, either alone or in conjunction with another party or parties, if they are deemed in good faith by Landlord to apply solely to Tenant and/or such other party or parties and are not otherwise normally recaptured by Landlord as part of normal operating expenses. Insofar as is reasonable, Landlord shall attempt to give Tenant prior notice and the opportunity to cure any circumstance that would give rise to such separate and direct billing.

    Said separate billing shall be paid as Additional Rent, regardless of Tenant's Share. Such allocations by Landlord shall be binding on Tenant unless patently unreasonable, and shall be payable within ten (10) days after receipt of Landlord's billing therefor.

Section 4.4. Allocation of Operating Expenses. Tenant acknowledges that, because the Project contains multiple buildings and both retail and office elements, Landlord shall equitably allocate some or all of the Operating Expenses for the Project among different portions or occupants of the Project (the "Cost Pools"), in Landlord's reasonable discretion, based on (i) those Project Operating Expenses which are attributable solely to the Building, and
(ii) a portion of the Operating Expenses which are attributable to the common areas of the Project as a whole.

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                                   ARTICLE 5
                                    ETHICS

Section 5.1. Ethics. Landlord and Tenant agree to conduct their business or practice in compliance with any appropriate and applicable codes of professional or business practice.

                                   ARTICLE 6
                                USE OF PREMISES

Section 6.1. Use. The Premises shall only be used as headquarters office and training (the "Specified Use") and for no other purposes, without Landlord's prior written consent, which consent shall be in Landlord's sole discretion. Any proposed revision of the Specified Use by Tenant shall be for a use consistent with those customarily found in first-class office buildings. Reasonable grounds for Landlord withholding its consent shall include, but not be limited to:

a) the proposed use will place a disproportionate burden on the Building systems;
b) the proposed use is for governmental or medical purposes or for a company whose primary business is that of conducting boiler-room type transactions or sales;
c) the proposed use would generate excessive foot traffic to the Premises and/or Building.

  So long as Tenant is in control of the Premises, Tenant covenants and agrees that it shall not use, suffer or permit any person(s) to use all or any portion of the Premises for any purpose in violation of the laws of the United States of America, the State of California, or the ordinances, regulations or requirements of the City or County of Los Angeles, or other lawful authorities having jurisdiction over the Building.

  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or unreasonably interfere with the rights of other tenants or occupants of the Building or injure them. Tenant shall not use or allow the Premises to be used for any pornographic or violent purposes, nor shall Tenant cause, commit, maintain or permit the continuance of any nuisance or waste in, on or about the Premises. Tenant shall not use the Premises in any manner that in Landlord's reasonable judgment would adversely affect or interfere with any services Landlord is required to furnish to Tenant or to any other tenant or occupant of the Building, or that would interfere with or obstruct the proper and economical rendition of any such service.

Section 6.2. Exclusive Use. Landlord represents that Tenant's Specified Use of the Premises does not conflict with exclusive use provisions granted by Landlord in other leases for the Building. Landlord further agrees that it shall, in the future, not grant an exclusive use privilege to any other tenant in the Building that will prevent Tenant from continuing to use the Premises for its Specified Use.

  Tenant acknowledges and agrees that it shall not engage in any of the uses specified hereinbelow, for which Landlord has already granted exclusive rights:
None.

  Provided that Tenant has received written notice of the same from Landlord, and further provided that Landlord does not grant a future exclusive use right that prohibits Tenant from engaging in the Specified Use, then Tenant agrees that it shall not violate any exclusive use provision(s) granted by Landlord to other tenants in the Building.

Section 6.3. Rules and Regulations. Tenant shall observe and comply with the rules and regulations set forth in Exhibit C, and such other and further reasonable and non-discriminatory rules and regulations as Landlord may make or adopt and communicate to Tenant at any time or from time to time, when said rules, in the reasonable judgment of Landlord, may be necessary or desirable to ensure the first-class operation, maintenance, reputation or appearance of the Building, so long as the same do not materially decrease Tenant's rights or materially increase Tenant's obligations under this Lease. However, if any conflict arises between the provisions of this Lease and any such rule or regulation, the provisions of this Lease shall control.

  Provided Landlord makes commercially reasonable efforts to seek compliance by all occupants of the Building with the rules and regulations adopted by Landlord (which shall be enforced in a reasonable and non-discriminatory manner), Landlord shall not be responsible to Tenant for the failure of any other tenants or occupants of the Building to comply with said rules and regulations.

                                   ARTICLE 7
                 CONDITION UPON VACATING & REMOVAL OF PROPERTY

Section 7.1. Condition upon Vacating. At the expiration or earlier termination of this Lease, Tenant shall:

a) terminate its occupancy of, quit and surrender to Landlord, all or such portion of the Premises upon which this Lease has so terminated, broom-clean and in the same condition as received except for:

   i)  ordinary wear and tear, or
   ii) loss or damage by fire or other casualty and damage caused by Landlord;
       and

b) surrender the Premises free of any and all debris and trash and any of Tenant's personal property, furniture, fixtures and equipment that do not otherwise become a part of the Real Property, pursuant to the provisions contained in Section 7.2 hereinbelow; and

c) at Tenant's sole expense, forthwith and with all due diligence remove any Tenant Change made by Tenant and restore the Premises to the condition in which they existed prior to any such Tenant Change, reasonable wear and tear excepted. However, Tenant shall only be obligated to remove said Tenant Change if it was made without Landlord's approval or consent (and Landlord's approval or consent was required pursuant to Section 12.12 with respect to such Tenant Change) and/or if

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

   Landlord notified Tenant of its obligation to do so at the time Landlord received notice of the applicable Tenant Change. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any Tenant Change, Landlord may do so and may charge the cost thereof to Tenant.

Section 7.2. Tenant's Property. All fixtures, equipment, improvements and installations attached or built into the Premises at any time during the Term shall, at the expiration or earlier termination of this Lease, be deemed the property of Landlord; become a permanent part of the Premises and remain therein. However, if said equipment, improvements and/or installations can be removed without causing any structural damage to the Premises, then, provided after such removal Tenant restores the Premises to the condition existing prior to installation of Tenant's trade fixtures or equipment, Tenant shall be permitted, at Tenant's sole expense, to remove said trade fixtures and equipment.

                                   ARTICLE 8
                            UTILITIES AND SERVICES

Section 8.1. Normal Building Hours / Holidays. The "Normal Business Hours" of the Building, during which Landlord shall furnish the services specified in this
Article 8 are defined as 8:00 A.M. to 6:00 P.M., Monday through Friday, and 9:00 A.M. to 1:00 P.M. on Saturday, any one or more Holiday(s) excepted.

  The "Holidays" which shall be observed by Landlord in the Building are defined as any federally-recognized holiday and any other holiday specified herein, which are: New Years Day, Presidents' Day, Memorial Day, the 4th of July, Labor Day, Thanksgiving Day, the day after Thanksgiving, and Christmas Day (each individually a "Holiday"). Tenant acknowledges that the Building shall be closed on each and every such Holiday, and Tenant shall not be guaranteed access to Landlord or Landlord's managing agent(s) on each such Holiday.

Section 8.2.  Access to the Building and General Services.    Subject to Force
Majeure and any power outage(s) which may occur in the Building when the same are out of Landlord's reasonable control, Landlord shall furnish the following services to the Premises twenty-four (24) hours per day, seven days per week:

a)  during Normal Business Hours, bulb replacement for building standard lights;

b) access to and use of the parking facilities for persons holding valid parking permits;

c)  access to and use of the elevators and Premises;

d)  use of electrical lighting on an as-needed basis within the Premises; and

e) use of a reasonable level of water for kitchen and toilet facilities in the Premises and common area bathrooms.

Section 8.3. Janitorial Services. Landlord shall furnish the Premises with janitorial services consistent with those provided to comparable office buildings in the Sherman Oaks area five (5) days per business week after Normal Business Hours, except when the Building is closed on any Holiday. Landlord shall retain the sole discretion to choose and/or revise the janitorial company providing said services to the Premises and/or Building.

Section 8.4. Security Services. Tenant acknowledges that Landlord currently provides uniformed guard service to the Building on a twenty-four (24) hours per day, seven (7) days per week basis, solely for the purposes of providing surveillance of, information and directional assistance to persons entering the Building.

  Tenant acknowledges that such guard service shall not provide any measure of security or safety to the Building or the Premises, and that Tenant shall take such actions as it may deem necessary and reasonable to ensure the safety and security of Tenant's property or person or the property or persons of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders. Tenant agrees and acknowledges that, except in the case of the gross negligence or willful misconduct of Landlord or its directors, employees, officers, partners or shareholders, Landlord shall not be liable to Tenant in any manner whatsoever arising out of the failure of Landlord's guard service to secure any person or property from harm.

  Tenant agrees and acknowledges that Landlord, in Landlord's sole discretion, shall have the option, but not the obligation to add, decrease, revise the hours of and/or change the level of services being provided by any guard company serving the Building, so long as the level of services so provided remains consistent with that provided in comparable office buildings in the Sherman Oaks area. Tenant further agrees that Tenant shall not engage or hire any outside guard or security company without Landlord's prior written consent, which shall be in Landlord's sole discretion.

Section 8.5. Utilities. During Normal Business Hours Landlord shall furnish a reasonable level of water, heat, ventilation and air conditioning ("HVAC"), and a sufficient amount of electric current to provide customary business lighting and to operate ordinary office business machines, such as a single personal computer and ancillary printer per one hundred and twenty (120) Rentable square feet contained in the Premises, facsimile machines, small copiers customarily used for general office purposes, and such other equipment and office machines as do not result in above-standard use of the existing electrical system. So long as the same remain reasonably cost competitive, Landlord shall retain the sole discretion to choose the utility vendor(s) to supply such services to the Premises and the Building.

  Except with the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned and/or delayed, Tenant shall not install or use any equipment, apparatus or device in the Premises that requires the installation of a 220 voltage circuit (except from one (1) copying machine);

consumes more than five (5) kilowatts per hour per item; or the aggregate use of which will in any way increase the connected load to more than 5 Watts per square foot, or cause the amount of electricity to be furnished or supplied for use in the Premises to more than 1.2 kWh per usable square foot, per month.

  Except with the prior written consent of Landlord, Tenant shall not connect any electrical equipment to the electrical system of the Building, except through electrical outlets already existing in the Premises, nor shall Tenant pierce, revise, delete or add to the electrical, plumbing, mechanical or HVAC systems in the Premises.

Section 8.6. After Hours HVAC and/or Excess Utility Usage. If Tenant requires HVAC service during other than Normal Business Hours ("Excess HVAC"), Tenant shall make its request in writing at least four (4) hours before the close of the normal business day. Otherwise, Landlord shall have no obligation to provide Excess HVAC. Tenant's request shall be deemed conclusive evidence of its willingness to pay the costs specified herein.

  If Tenant requires electric current in excess of the amounts specified hereinabove, water or gas in excess of that customarily furnished to the Premises as office space ("Excess Utility Use"), Tenant shall first procure Landlord's prior written consent to such Excess Utility Use, which Landlord may reasonably refuse.

  In lieu of Landlord's refusal, Landlord may cause a meter or sub-meter to be installed to measure the amount of water, gas and/or electric current consumed by Tenant in the Premises. The cost of any such meter(s), and the installation, maintenance, and repair thereof, shall be paid by Tenant as Additional Rent.

  After completing installation of said meter(s), and/or if Tenant requests Excess HVAC, then Tenant shall pay, as Additional Rent, within thirty (30) calendar days after Tenant's receipt of Landlord's billing, for the actual amounts of all water, steam, compressed air, electric current and/or Excess HVAC consumed beyond the normal levels Landlord is required herein to provide. Said billing shall be calculated on the usage indicated by such meter(s), sub-meter(s), or Tenant's written request therefor, and shall be issued by Landlord at the rates charged for such services by the local public utility furnishing the same, plus any additional expense reasonably incurred by Landlord in providing said Excess Utility Use and/or in keeping account of the water, steam, compressed air and electric current so consumed. The current charge for Excess HVAC is $60.00 per hour, which shall be increased only if and to the extent that Landlord's out-of-pocket costs of providing Excess HVAC are increased.

Section 8.7. Changes affecting HVAC. Tenant shall also pay as Additional Rent for any additional costs Landlord incurs to repair any failure of the HVAC equipment and systems to perform their function when said failure arises out of or in connection with any change in, or alterations to, the arrangement of partitioning in the Premises by or at the request of Tenant, or from Tenant's failure to keep all HVAC vents within the Premises free of obstruction.

Section 8.8. Damaged or Defective Systems. Tenant shall give prompt written notice to Landlord of any alleged damage to, or defective condition in any part or appurtenance of the Building's sanitary, electrical, HVAC or other systems serving, located in, or passing through, the Premises. Provided that the repair or remedy of said damage or defective condition is within the reasonable control of Landlord, it shall be remedied by Landlord with reasonable diligence; provided however, that in the event of (i) an emergency, or (ii) the imminent material interference with Tenant's business operations in the Premises, Landlord shall endeavor to effect such repairs or remedies as soon as commercially practicable. Otherwise, Landlord shall make such commercially reasonable efforts as may be available to Landlord to effect such remedy or repair.

  Except as expressly provided otherwise in this Lease, Tenant shall not be entitled to claim any damages arising from any such damage or defective condition nor shall Tenant be entitled to claim any eviction by reason of any such damage or defective condition.

  Furthermore, if such damage or defective condition was caused by, or is attributed to, a Tenant Change or the unreasonable or improper use of such system(s) by Tenant or its employees, licensees or invitees:

a) the cost of the remedy thereof shall be paid by Tenant as Additional Rent pursuant to the provisions of Section 4.3;

b) in no event shall Tenant be entitled to any abatement of rent (except as expressly provided otherwise in Section 8.9); and

c) Tenant shall be estopped from making any claim for damages arising out of Landlord's repair thereof.

Section 8.9. Limitation on Landlord's Liability for Failure to Provide Utilities and/or Services. Except and to the extent of Landlord's negligence or willful misconduct or the negligence or willful misconduct of Landlord's agents, contractors, directors, employees, licensees, officers, partners or shareholders, Tenant hereby releases Landlord from any liability for damages, by abatement of rent or otherwise, for any failure or delay in furnishing any of the services or utilities specified in this Article 8 (including, but not limited to telephone and telecommunication services), or for any diminution in the quality or quantity thereof, except as expressly provided otherwise in this Lease.

  Tenant's release of Landlord's liability shall be applicable when such failure, delay or diminution is occasioned, in whole or in part, by repairs, replacements, or improvements, by any strike, lockout or other labor trouble, by Landlord's inability to secure electricity, gas, water or other fuel at the Building after Landlord's reasonable effort to do so, by accident or casualty whatsoever, by act or default of Tenant or parties other than Landlord, or by any other cause beyond Landlord's reasonable control. Such failures, delays or diminution shall never be deemed to constitute a constructive eviction or disturbance of Tenant's use and possession of the Premises, or serve to relieve Tenant from paying Rent or performing any of its obligations under the Lease, except as expressly provided otherwise in this Lease.

  Furthermore, Landlord shall not be liable under any circumstances for a loss of, injury to, or interference with, Tenant's business, including, without limitation, any loss of profits occurring or arising through or in connection with or incidental to Landlord's failure to furnish any of the services or utilities required by this Article 8.

  Notwithstanding the foregoing, if Tenant is prevented from using and does not use, the Premises or any portion thereof, as a result of (i) the failure of services or utilities required under this Lease, (ii) Landlord's failure to make repairs as required under this Lease, (iii) Landlord's exercise of its rights under Section 12.11 below, or (iv) any other entry into (or repair of) the Premises by Landlord not required in connection with an emergency, or (v) the breach of the representation pertaining to sound transmission described in the last paragraph of Section 1.1 of this Lease (an "Abatement Event"), then Tenant shall give Landlord Notice of such Abatement Event and if such Abatement Event continues for five (5) consecutive business days after Landlord's receipt of any such Notice (the "Eligibility Period"), and such failure is in no way attributable to, or caused by, the negligent or willful misconduct of Tenant, then the Fixed Monthly Rent, Additional Rent and all other amounts payable by Tenant under this Lease shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use ("Unusable Area"), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, then the Fixed Monthly Rent, Additional Rent, and all other amounts payable by Tenant under this Lease shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Except as expressly provided otherwise in this Lease, such right to abate Fixed Monthly Rent and Additional Rent shall be Tenant's sole and exclusive remedy at law or in equity for an Abatement Event.

Section 8.10. Tenant Provided Services. Tenant shall make no contract or employ any labor in connection with the maintenance, cleaning or other servicing of the physical structures of the Premises (collectively and individually a "Tenant Service") without the prior consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall not permit the use of any labor, material or equipment in the performance of any Tenant Service if the use thereof, in Landlord's reasonable judgment, would violate the provisions of any agreement between Landlord and any union providing work, labor or services in or about the Premises, Building and/or create labor disharmony in the Building.

                                   ARTICLE 9
        TENANT'S INDEMNIFICATION AND LIMITATION ON LANDLORD'S LIABILITY

Section 9.1. Tenant's Indemnification and Hold Harmless. For the purposes of this Section 9.1, "Indemnitee(s)" shall jointly and severally refer to Landlord and Landlord's agents, clients, contractors, directors, employees, officers, partners, and/or shareholders.

  Tenant shall indemnify and hold Indemnitees harmless from and against all claims, suits, demands, damages, judgments, costs, interest and expenses (including attorneys fees and costs incurred in the defense thereof) to which any Indemnitee may be subject or suffer when the same arise out of the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders in connection with the use of, work in, construction to, or actions in, on, upon or about the Premises, including any actions relating to the installation, placement, removal or financing of any Tenant Change, improvements, fixtures and/or equipment in, on, upon or about the Premises.

  Tenant's indemnification shall extend to any and all claims and occurrences, whether for injury to or death of any person or persons, or for damage to property (including any loss of use thereof), or otherwise, occurring during the Term or prior to the Commencement Date (if Tenant has been given early access to the Premises for whatever purpose), and to all claims arising from any condition of the Premises due to or resulting from any default by Tenant in the keeping, observance or performance of any covenant or provision of this Lease, or from the negligence or willful misconduct of Tenant or the negligence or willful misconduct of Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders.

Section 9.2. Nullity of Tenant's Indemnification in Event of Negligence. Notwithstanding anything to the contrary contained in this Lease, Tenant's indemnification shall not extend to the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord's agents, contractors, directors, employees, officers, partners or shareholders, nor to such events and occurrences for which Landlord otherwise carries insurance coverage.

Section 9.3. Tenant's Waiver of Liability. Provided that any injury or damage suffered by Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, officers, partners, and/or shareholders did not arise out of the negligence or willful misconduct of Landlord or the negligence or willful misconduct of Landlord's agents, contractors, employees, officers, partners or shareholders, Tenant shall make no claim against Landlord and Landlord shall not be liable or responsible in any way for, and Tenant hereby waives all claims against Landlord with respect to or arising out of injury or damage to any person or property in or about the Premises by or from any cause whatsoever under the reasonable control or management of Tenant.

Section 9.4. Limitation of Landlord's Liability. Tenant expressly agrees that, notwithstanding anything in this Lease and/or any applicable law to the contrary, the liability of Landlord and Landlord's agents, contractors, directors, employees, licensees, officers, partners or shareholders, including any successor in interest thereto (collectively and individually the "Landlord Parties"), and any recourse by Tenant against Landlord or the Landlord Parties shall be limited solely and exclusively to an amount which is equal to the interest of Landlord in the Building (including rents, profits, and insurance or condemnation proceeds).

  Tenant specifically agrees that neither Landlord nor any of the Landlord Parties shall have any personal liability therefor. Further, Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant.

Section 9.5. Transfer of Landlord's Liability. Tenant expressly agrees that, to the extent that any transferee assumes the obligations of Landlord hereunder, and provided Landlord has either transferred the complete Security Deposit held pursuant to this Lease or refunded the same to Tenant as of the date of such transfer, then the covenants and agreements on the part of Landlord to be performed under this Lease which arise and/or accrue after the date of such transfer shall not be binding upon Landlord herein named from and after the date of transfer of its interest in the Building.

Section 9.6. Landlord's Indemnification. Landlord shall indemnify, and hold Tenant, its agents, directors, employees, officers and partners harmless from and against, any and all claims, causes of action, liabilities, losses, reasonable costs and expenses, including reasonable attorney's fees and court costs, arising from or in connection with:

a) any activity occurring, or condition existing, at or in the Building when such activity or condition is under the reasonable control of Landlord except when the same is caused in whole or in part by the negligence or willful misconduct of Tenant or Tenant's employees, agents, licensee, invitees, or contractors, or by Tenant's breach or default in the performance of any obligation under this Lease; or

b) any activity occurring, or condition existing in the Premises when and to the extent caused by the negligence or willful misconduct of Landlord or Landlord's employees, agents or contractors.

                                  ARTICLE 10
                             COMPLIANCE WITH LAWS

Section 10.1. Tenant's Compliance with Laws. Tenant shall not use, permit to be used, or permit anything to be done in or about all or any portion of the Premises which will in any way violate any laws, statutes, ordinances, rules, orders or regulations duly issued by any governmental authority having jurisdiction over the Premises, or by the Board of Fire Underwriters (or any successor thereto) (collectively "Codes").

Section 10.2.  Tenant to Comply at Sole Expense.    Tenant shall,  at its sole
expense, promptly remedy any violation of such Codes, provided, however, that nothing contained in this Article 10 shall require Tenant to make any structural changes or capital improvements to the Premises, unless such changes are required due to either Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders use of the Premises for purposes other than general office purposes consistent with a Class A office building.

Section 10.3. Conclusive Evidence of Violation. The judgment of any court of competent jurisdiction; Tenant's admission; or the admission of any one or more of Tenant's agents, contractors, directors, employees, officers, partners or shareholders in any action against Tenant, whether or not Landlord is a party thereto, that Tenant has so violated any one or more Codes shall be conclusive evidence of such violation as between Landlord and Tenant.

Section 10.4. Landlord's Operation of Building. Landlord shall operate, lease, manage and maintain the Building, common areas, parking facilities and Real Property at all times during the Term in a first-class manner.

Section 10.5. Landlord's Compliance with Law. Landlord represents that to the best of Landlord's knowledge, without any independent inquiry, Landlord is unaware of any non-compliance with any law, regulation or code affecting the Premises or the Building. If Landlord is cited for any such non-compliance, and:

a) Landlord chooses to not dispute such citation (or loses any such dispute thereof); and

b) The existence of such condition materially affects Tenant's reasonable occupancy and beneficial use of the Premises,

then Landlord shall commence to cure said non-compliance at Landlord's expense if such non-compliance is due to a condition that existed prior to the Commencement Date, and as a part of Operating Expenses of the Building if such non-compliance is due to a condition that arises after the Commencement Date.

                                  ARTICLE 11
                           ASSIGNMENT AND SUBLETTING

Section 11.1. Permission Required for Assignment or Sublet. Unless Landlord's prior written consent has been given, which consent shall not be unreasonably withheld, conditioned and/or delayed, this Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant by operation of law; nor shall Tenant:

a) assign, mortgage, pledge, encumber or otherwise transfer this Lease, the Term and estate hereby granted or any interest hereunder;

b) permit the Premises or any part thereof to be utilized by anyone other than Tenant and its trainees (whether as by a concessionaire, franchisee, licensee, permittee or otherwise); or

c) except as hereinafter provided, sublet the Premises or any part thereof (collectively with the items contained in this Section 11.1, a "Transfer").

  Any assignment, mortgage, pledge, encumbrance, transfer or sublease without Landlord's prior written consent shall be voidable, and, in Landlord's sole election, shall constitute a material default under this Lease.

Section 11.2. Affiliated Companies/Restructuring of Business Organization. Any contrary provision of this Article 11 notwithstanding, the assignment or subletting by Tenant of all or any portion of this Lease or the Premises to (i) a parent or subsidiary of Tenant, (ii) any person or entity which controls, is controlled by or under common control with Tenant, (iii) any entity which purchases all or substantially all of the assets of Tenant, or (iv) any entity into which Tenant is merged or consolidated (all such persons or entities described in (i), (ii), (iii) and (iv) being sometimes hereinafter referred to as "Affiliates") shall not be deemed a Transfer under this Article 11 and thus shall not be subject to Landlord's prior consent, and Landlord shall not be entitled to any Net Rental Profit resulting therefrom, provided that:

a) any such Affiliate was not formed as a subterfuge to avoid the obligations of this Article 11;

b) Tenant gives Landlord at least three (3) days' prior notice of any such assignment or sublease to an Affiliate;

c) the successor of Tenant and Tenant have as of the effective date of any such assignment or sublease a tangible net worth, in the aggregate, computed in accordance with generally accepted accounting principles (but excluding good will as an asset), which is sufficient to meet the then-remaining obligations of Tenant under this Lease;

d) any such assignment or sublease shall be subject and subordinate to all of the terms and provisions of this Lease, and such assignee or sublessee shall assume, in a written document reasonably satisfactory to Landlord and delivered to Landlord upon or prior to the effective date of such assignment or sublease, all the obligations of Tenant under this Lease with respect to that portion of the Premises which is the subject of such Transfer (other than the amount of Fixed Monthly Rent payable by Tenant with respect to a sublease); and

e) Tenant and any guarantor shall remain fully liable for all obligations to be performed by Tenant under this Lease.

Section 11.3. Request to Assign or Sublease. If at any time during the Term, Tenant wishes to assign this Lease or any interest therein, or to sublet all or any portion of the Premises, then at least thirty (30) days prior to the date when Tenant desires the assignment or sublease to be effective, Tenant shall give written notice to Landlord setting forth the name, address, and business of the proposed assignee or sublessee, business and personal credit applications completed on Landlord's standard application forms, and information (including references and such financial documentation as Landlord shall reasonably prescribe) concerning the character and financial condition of the proposed assignee or sublessee, the effective date of the assignment or sublease, and all the material terms and conditions of the proposed assignment, and with reference solely to a sublease: a detailed description of the space proposed to be sublet, together with any rights of the proposed sublessee to use Tenant's improvements and/or ancillary services with the Premises.

Section 11.4. Landlord's Consent. Landlord shall have twenty (20) days after Tenant's notice of assignment and/or sublease is received with the financial information reasonably requested by Landlord to advise Tenant of Landlord's consent to or disapproval of such proposed assignment or sublease, which consent shall not be unreasonably withheld, conditioned and/or delayed. Any disapproval by Landlord shall contain Landlord's detailed reasons for such disapproval.

  Tenant acknowledges that Landlord's consent shall be based upon the criteria listed in Sections 11.4 (a) through (e) below, and subject to Landlord's right to unilaterally disapprove of any proposed assignment and/or sublease, based on the existence of any condition contained within Section 11.5 hereinbelow. If Landlord provides its consent or fails to provide its disapproval within the time period specified, Tenant shall be free to complete the assignment and/or sublet such space to the party contained in Tenant's notice, subject to the following conditions:

a) The assignment and/or sublease shall be on the same terms as were set forth in the notice given to Landlord;

b) The assignment and/or sublease shall be documented in a written format that is reasonably acceptable to Landlord, which form shall specifically include the assignee's and/or sublessee's acknowledgement and acceptance of the obligation contained in this Lease, in so far as applicable;

c) The assignment and/or sublease shall not be valid, nor shall the assignee or sublessee take possession of the Premises, or subleased portion thereof, until an executed duplicate original of such sublease and/or assignment has been delivered to Landlord;

d) Tenant shall pay monthly to Landlord fifty percent (50%) of the "Net Rental Profit" per square foot received by Tenant. Such Net Rental Profit shall be payable to Landlord as Additional Rental under this Lease without affecting or reducing any other obligation of Tenant hereunder.

  In the event of a sublease, Net Rental Profit shall be calculated by subtracting the Fixed Monthly Rent and Additional Rent paid to Landlord by Tenant, as well as Tenant's reasonable costs of subletting such space (such as rent abatement, fair market leasing commissions, reasonable marketing expenses, new leasehold improvements, and reasonable attorney fees and expenses, as well as any economic consideration received by Tenant arising out of the sale of Tenant's business, or because Tenant provides ancillary business services to the sublessee, such as reception or secretarial services, or office furnishings or equipment), from the total rent per square foot that Tenant is paid by any sublessee.

  In the event of an assignment, Net Rental Profit shall be calculated by subtracting the Fixed Monthly Rent and Additional Rent paid to Landlord by Tenant, as well as Tenant's reasonable costs in connection with such assignment (such as rent abatement, fair market leasing commissions, reasonable marketing expenses, new leasehold improvements, and reasonable attorney fees and expenses, as well as any economic consideration received by Tenant arising out of the sale of the Tenant's business, or because Tenant provided ancillary business services to the assignee, such as reception or secretarial services, or office furnishings or equipment), from the total consideration that Tenant is paid by any assignee.

     Tenant shall deliver to Landlord a statement within thirty (30) days after the end of each calendar year and/or within thirty (30) days after the expiration or earlier termination of the Term of this Lease in which any sublease of the Premises has occurred, specifying for each such sublease:

  i) the date of its execution and delivery, the number of square feet of the Rentable Area demised thereby and the Term thereof, and

  ii) a computation in reasonable detail showing:

      1) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to such sublease for the period covered by such statement, and

      2) the amounts (if any) paid and payable by Tenant to Landlord pursuant to this Section 11.4 with respect to any payments received from a sublessee during such period but which relate to an earlier period.

Section 11.5. Reasonable Grounds for Denial of Assignment and/or Sublease. Landlord and Tenant agree that, in addition to such other reasonable grounds as Landlord may assert for withholding its consent, it shall be reasonable under this Lease and any applicable law for Landlord to withhold its consent to any proposed Transfer, where any one or more of the following conditions exists:

a) The proposed sublessee or assignee (a "Transferee") is, in Landlord's reasonable judgment, of a character or reputation which is not consistent with those businesses customarily found in a Class A office building;

b) The Transferee is engaged in a business or intends to use all or any portion of the Premises for purposes which are not consistent with those generally found in the Building or other Class A office buildings in the vicinity of the Building, provided, however, that in no event shall Landlord be permitted to decline Tenant's request for a Transfer solely on the basis of said Transferee's intent to change the Specified Use from that of Tenant, unless such proposed change shall violate any Exclusive Use provision already granted by Landlord;

c) The Transferee is either a governmental agency or instrumentality thereof;

d) The Transfer will result in more than a reasonable and safe number of occupants within the Premises;

e) The Transferee is not a party of reasonable financial worth and/or financial stability in light of the responsibilities involved under the sublease, if a sublessee, or the Lease, if an assignee, on the date consent is requested, or has demonstrated a prior history of credit instability or unworthiness;

f) The Transfer will cause Landlord to be in violation of another lease or agreement to which Landlord is a party, or would give another occupant of the Building a right to cancel its lease;

g) Either the proposed Transferee, or any person or entity which directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee:

   i) is a tenant in the Building at the time Tenant requests approval of the proposed Transfer, and Landlord can make space available in the Building which is comparable in size to the portion of the Premises Tenant proposes to transfer, or

   ii) is engaged in on-going negotiations with Landlord to lease space in the Building at the time Tenant requests approval of the proposed Transfer, and Landlord can make space available in the Building which is comparable in size to the portion of the Premises Tenant proposes to transfer;

h) The Transferee intends to use all or a portion of the Premises for medical procedures or for a primary business which is as a boiler-room type sales or marketing organization.

  If Landlord withholds or conditions its consent and Tenant believes that Landlord did so contrary to the terms of this Lease, Tenant may, as its sole remedy, prosecute an action for declaratory relief to determine if Landlord properly withheld or conditioned its consent, and Tenant hereby waives all other remedies, including without limitation those set forth in California Civil Code Section 1995.310.

Section 11.6.  Landlord's Option as to Subject Space.  INTENTIONALLY OMITTED.

Section 11.7. Tenant's Continued Obligation. Any consent by Landlord to an assignment of this Lease and/or sublease of the Premises shall not release Tenant from any of Tenant's obligations hereunder or be deemed to be a consent by Landlord to any subsequent hypothecation, assignment, subletting, occupation or use by another person, and Tenant shall remain liable to pay the Rent and/or perform all other obligations to be performed by Tenant hereunder. Landlord's acceptance of Rent or Additional Rent from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Landlord's consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting.

  If any assignee or sublessee of Tenant or any successor of Tenant defaults in the performance of any of the provisions of this Lease, whether or not Landlord has collected Rent directly from said assignee or sublessee, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, sublessee or other successor-in-interest.

  Provided that in no event shall any further assignment, sublease, amendment or modification to this Lease serve to either increase Tenant's liability or expand Tenant's duties or obligations hereunder, or relieve Tenant of its liability under this Lease, then Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with any assignee, without notifying Tenant or any successor of Tenant, and without obtaining their consent thereto.

Section 11.8. Tenant To Pay Landlord's Costs. If Tenant assigns or sublets the Premises or requests the consent of Landlord to any assignment, subletting or other modification of this Lease, or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, whether or not Landlord shall grant consent thereto, then Tenant shall, concurrent with Tenant's submission of any written request therefor, pay Landlord's reasonable costs for review of Tenant's documentation, credit check and processing fees, as well as any reasonable legal fees incurred by Landlord in connection therewith (which shall not exceed $1,500 in the aggregate).

Section 11.9. Successors and Assigns. Subject to the provisions contained herein, the covenants and agreements contained in this Lease shall bind and inure to the benefit of Landlord and Tenant, their respective successors and assigns and all persons claiming by, through or under them.

                                  ARTICLE 12
         MAINTENANCE, REPAIRS, DAMAGE, DESTRUCTION, RENOVATION AND/OR
                                  ALTERATION

Section 12.1. Tenant's Obligation to Maintain. Tenant shall, at Tenant's sole expense, maintain the Premises in good order and repair ordinary wear and tear, damage by casualty and by acts of Landlord and its agents excepted, and shall also keep clean any portion of the Premises which Landlord is not obligated to clean. Such obligation shall include the clean-out; repair and/or replacement of Tenant's garbage disposal(s), Instant-Heat or other hot water producing equipment, if any, and the cleaning and removal of any dishes and/or food prior to the same becoming unsanitary. If Tenant becomes obligated to repair anything within the Premises, Tenant shall advise Landlord's managing agent of such need.

  Further, Tenant shall pay the cost of any injury, damage or breakage in, upon or to the Premises created by Tenant's gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

  Subject to Tenant's obligation for reimbursement to Landlord, as specified herein, Landlord shall make all repairs to the Premises and the exterior walls, foundation and roof of the Building, the structural portions of the floors of the Building, the systems and equipment of the Building and the Tenant Improvements installed in the Premises. However, if such repairs, maintenance or cleaning are required due to Tenant's gross negligence or willful misconduct or the gross negligence or willful misconduct of Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, then, Tenant shall, within ten (10) days after receipt of Landlord's billing therefor, reimburse Landlord, as Additional Rent, for any expense of such repairs, cleaning and/or maintenance in excess of any insurance proceeds available for reimbursement thereof, including for any deductible anticipated in connection therewith. If Tenant provides notice to Landlord of an event or circumstance that requires the action of Landlord with respect to the repairs or maintenance to the Premises or base building systems serving the Premises, and Landlord fails to provide such action as required by the terms of this Lease within a commercially reasonable time, then Tenant may take the required action if:

  (a) Tenant delivers to Landlord an additional written notice advising Landlord that Tenant intends to take the required action if Landlord does not begin the required repair or maintenance within ten (10) days (or such shorter time period as may be commercially reasonable, in the event of an emergency) after the written notice; and

  (b) Landlord fails to begin the required work within this ten-day (10-day) period (or such shorter time period as may be commercially reasonable, in the event of an emergency).

  If such action was required under the terms of this Lease to be taken by Landlord, Tenant shall be entitled to prompt reimbursement by Landlord of Tenant's reasonable costs and expenses in taking such action. Landlord's obligation to reimburse Tenant shall survive expiration or earlier termination of this Lease. If any action taken by Tenant will affect any portion of the base building systems, structural integrity of the Building or exterior appearance of the Building, Tenant shall use only the contractor used by Landlord in the Building for such work, unless that contractor is unwilling or unable to perform the work, in which event Tenant may use the services of another qualified contractor that normally and regularly performs similar work in comparable first-class office buildings. Tenant shall take no action pertaining to or affecting any portion of the base building systems that will adversely affect the enjoyment, possession, or other rights of any other tenant in the Building.

  If, within thirty (30) days after receipt of Tenant's written demand for payment of Tenant's costs incurred in taking such action on Landlord's behalf (including a reasonably particularized statement), Landlord has not paid the invoice or delivered to Tenant a detailed written objection to it, Tenant may deduct from Rent payable by Tenant under this Lease the amount set forth in the invoice. Tenant shall not be entitled to this deduction from Rent, however, if, within thirty (30) days after receipt of Tenant's invoice, Landlord in good faith delivers to Tenant a written objection to its payment, setting forth with reasonable particularity Landlord's reasons for its claim that Landlord did not have to take this action under the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive). If Landlord and Tenant are unable to resolve this disagreement, Tenant's sole remedy shall be to institute legal proceedings against Landlord to collect the amount set forth in Tenant's invoice.

  Except as expressly provided otherwise in this Section 12.1, Tenant hereby waives all right to make repairs at Landlord's expense under the provisions of
Section 1932(1), 1941 and 1942 of the Civil Code of California.

Section 12.2. Repair Period Notice. Tenant shall give prompt notice to Landlord of Tenant's actual knowledge of any damage or destruction to all or any part of the Premises or Building resulting from or arising out of any fire, earthquake, or other identifiable event of a sudden, unexpected or unusual nature (individually or collectively a "Casualty"). The time periods specified in this Section 12.2. shall commence after Landlord receives said written notice from Tenant of the occurrence of a Casualty (or Landlord otherwise becomes aware of such casualty). After receipt of Tenant's written notice that a Casualty has occurred (or Landlord's awareness of such casualty), Landlord shall, within the later of:

a) sixty (60) days after the date on which Landlord determines the full extent of the damage caused by the Casualty; or

b) thirty (30) days after Landlord has determined the extent of the insurance proceeds available to effectuate repairs, but

c) notwithstanding a) and b), in no event more than ninety (90) days after the Casualty,

  provide written notice to Tenant indicating the anticipated time period for repairing the Casualty (the "Repair Period Notice"). The Repair Period Notice shall also state, if applicable, Landlord's election either to repair the Premises, or to terminate this Lease, pursuant to the provisions of Section 12.3, and if Landlord elects to terminate this Lease, Landlord shall provide Tenant with a minimum period of ninety (90) days within which to fully vacate the Premises.

Section 12.3. Landlord's Option to Terminate or Repair. Notwithstanding anything to the contrary contained herein, Landlord shall have the option, but not the obligation to elect not to rebuild or restore the Premises and/or the Building if one or more of the following conditions is present:

a) repairs to the Premises cannot reasonably be completed within two hundred seventy (270) days after the date of the Casualty (when such repairs are made without the payment of overtime or other premiums);

b) repairs required cannot be made pursuant to the then-existing laws or regulations affecting the Premises or Building, or the Building cannot be restored except in a substantially different structural or architectural form than existed before the Casualty;

c) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall require that a material portion of the insurance proceeds be used to retire the mortgage debt, so that the balance of insurance proceeds remaining available to Landlord for completion of repairs shall be insufficient to repair said damage or destruction;

d) the holder of any mortgage on the Building or ground or underlying lessor with respect to the Real Property and/or the Building shall terminate the mortgage, ground or underlying lease, as the case may be;

e) provided Landlord has carried the coverage Landlord is required to obtain under Section 19.1 of this Lease, the damage is not fully covered, except for deductible amounts, by Landlord's insurance policies;

f) more than thirty-three and one-third percent (33 1/3%) of the Building is damaged or destroyed, whether or not the Premises is affected, provided that Landlord elects to terminate all other leases in the Building.

  If Landlord elects not to complete repairs to the Building or Premises, pursuant to this Section 12.3, Landlord's election to terminate this Lease shall be stated in the Repair Period Notice, in which event this Lease shall cease and terminate as of the date contained in Landlord's Repair Period Notice.

  If one hundred percent of the Building is damaged or destroyed, as certified by an independent building inspector, this Lease shall automatically terminate after Tenant's receipt of written notice of such termination from Landlord, and without action beyond the giving of such notice being required by either Landlord or Tenant.

  Upon any termination of this Lease pursuant to this Section 12.3, Tenant shall pay its prorata share of Fixed Monthly Rent and Additional Rent, properly apportioned up to the date of such termination, reduced by any abatement of Rent to which Tenant is entitled under Section 12.5; after which both

Landlord and Tenant shall thereafter be freed and discharged of all further obligations under the Lease, except for those obligations which by their provisions specifically survive the expiration or earlier termination of the Term.

Section 12.4.  Tenant's Option to Terminate.  If

a) the Repair Period Notice provided by Landlord indicates that the anticipated period for repairing the Casualty exceeds two hundred seventy (270) days after the Casualty (the "Repair Period"), or

b) the Casualty to the Premises occurs during the last twelve (12) months of the Term; then

  Tenant shall have the option, but not the obligation, to terminate this Lease by providing written notice ("Tenant's Termination Notice") to Landlord within thirty (30) days after receiving the Repair Period Notice in the case of 12.4
(a); or within thirty (30) days after the Casualty, in the case of Section 12.4
(b). Furthermore, if:

c) Landlord does not complete the repairs required hereinabove within the Repair Period, and

d) Landlord has not completed the repairs thereafter on or before thirty (30) days after the expiration of the Repair Period,

  then Tenant shall also have the option, but not the obligation, to terminate this Lease by giving Landlord written notice of its intention to so terminate, which notice shall be given not more than forty-five (45) days after expiration of the Repair Period.

  Tenant's failure to provide Landlord with Tenant's Termination Notice within the time periods specified hereinabove shall be deemed conclusive evidence that Tenant has waived its option to terminate this Lease.

Section 12.5. Temporary Space and/or Rent Abatement During Repairs or Renovation. During the Repair Period or during any such period that Landlord completes Work (as defined hereinbelow) or Renovations (as defined in Section
12.11 hereinbelow), if available, and if requested by Tenant, Landlord shall make available to Tenant other space in the Building which, in Tenant's reasonable opinion, is suitable for the temporary conduct of Tenant's business. However, if such temporary space is smaller than the Premises, Tenant shall pay Fixed Monthly Rent and Additional Rent for the temporary space based upon the calculated rate per Rentable square foot payable hereunder for the Premises, times the number of Rentable square feet available for Tenant's use in the temporary space; provided, however, that Tenant shall be entitled to abate rent for the Premises for that period of time subsequent to the Casualty and prior to Tenant's move in to the temporary space.

  If no temporary space is available that is reasonably satisfactory to Tenant, and any part of the Premises is rendered untenantable by reason of such Casualty, Work or Renovation, then to the extent that all or said portion of the usable area of the Premises is so rendered untenantable by reason of such Casualty, Work or Renovation, Tenant shall be provided with a proportionate abatement of Fixed Monthly Rent and Additional Rent. Said proportional abatement shall be based on the Usable Square Footage of the Premises that cannot and is not actually used by Tenant, divided by the total Usable square feet contained in the Premises. That proportional abatement, if any, shall be provided during the period beginning on the later of:

a) the date of the Casualty; or

b) the actual date on which Tenant ceases to conduct Tenant's normal business operations in all or any portion of the Premises, and shall end on the first Monday after Landlord achieves substantial completion and notifies Tenant that Landlord has achieved substantial completion of restoration of the Premises to the extent that the same are usable for Tenant's business operations. Tenant's acceptance of said abatement of Rent shall be deemed conclusive evidence of Tenant's waiver of any further claim or right of future claim for any loss or damage asserted by Tenant arising out of the Casualty Repair, Work or Renovation, as the case may be, except with respect to any claim based upon the gross negligence or willful misconduct of Landlord, or Landlord's agents, employees or contractors.

Section 12.6.  Tenant's Waiver of Consequential Damages.    Subject to Section
12.4, the provisions contained in Section 12.5 are Tenant's sole remedy arising out of any Casualty. Landlord shall not be liable to Tenant or any other person or entity for any direct, indirect, or consequential damage (including but not limited to lost profits of Tenant or loss of or interference with Tenant's business), unless caused by the gross negligence or willful misconduct of Landlord or the gross negligence or willful misconduct of Landlord's agents, contractors, directors, employees, licensees, officers, partners or shareholders, due to, arising out of, or as a result of the Casualty (including but not limited to the termination of the Lease in connection with the Casualty).

Section 12.7. Repair Of The Premises When Casualty Not Caused By Tenant. If the cost of repair of any Casualty is covered under one or more of the insurance policies Landlord is required herein to provide, then Landlord shall restore the base core and shell of the Premises to its condition prior to the Casualty and repair and/or replace the Improvements previously installed in the Premises so long as Landlord receives sufficient insurance proceeds therefor (excluding deductibles). Tenant shall have the option to either, at Tenant's sole expense, complete the balance of repairs needed to restore the Improvements contained in the Premises to their condition prior to the Casualty or to continue Tenant's normal business operations in the Premises in the condition to which Landlord has so restored the Improvements.

  If Landlord has elected to complete repairs to the Premises, and has not elected to terminate this Lease, as specified in Section 12.3, then Landlord shall complete such repairs within the Repair Period, in a manner, and at times, which do not unreasonably interfere with Tenant's use of that portion of the Premises remaining unaffected by the Casualty. Provided Landlord has elected to make the repairs required hereunder, and Tenant has not otherwise elected to terminate this Lease pursuant to the terms of this Article 12, this Lease shall not be void or voidable during the Repair Period, nor shall Landlord be deemed to have constructively evicted Tenant thereby.

Section 12.8. Waiver. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any successor or other law of like import.

Section 12.9. Repair of the Building. Except as specified hereinabove, unless Landlord terminates this Lease as permitted hereinabove, Landlord shall repair the Building, parking structure or other supporting structures and facilities within two hundred and twenty-five (225) days after Landlord becomes aware of such damage and/or destruction.

Section 12.10. Government-Required Repairs. If, during the Term, additional inspections other than those standard annual or biannual inspections to which the Building may generally be subject; testing, repairs and/or reconstruction (collectively the "Work") are required by any governmental authority, or if, upon the recommendation of its engineers, Landlord independently elects to undertake all or any portion of the Work prior to being required to do so by such governmental authority, Landlord shall give notice thereof to Tenant and shall not unreasonably interfere with Tenant's use of the Premises while completing the Work. Tenant shall cooperate fully with Landlord in connection with the Work and, upon the prior written request of Landlord, shall make the Premises available for completion of the Work. Tenant agrees that Landlord shall allocate all costs associated with completion of the Work to the Building's Operating Expenses (to the extent not excluded therefrom), when permitted to under the provisions of Section 4.1 of this Lease.

  If Landlord elects to undertake the Work during the Term, then Tenant shall be entitled to an abatement of rent, pursuant to the provisions of Section 12.5 hereinabove, and Landlord shall be completely responsible for repair of any damage to the Premises and all costs associated with the removal, moving and/or storage of Tenant's furniture, artwork, office equipment and files. Landlord will restore any and all areas damaged by completion of the Work to their previous quality and pay all clean-up costs. Landlord further agrees that it shall use commercially reasonable efforts to see that all construction, such as coring or power nailing that could be disruptive to Tenant's normal business operations shall, in so far as is reasonably possible, be performed between the hours of 7:00 p.m. to 7:00 a.m. Monday through Friday; after 1:00 p.m. on Saturdays and/or at any time on Sundays.

  Except and to the extent of Landlord's negligence and/or willful misconduct or the negligence and/or willful misconduct of Landlord's agents, contractors, directors, employees, officers, partners, and/or shareholders, Tenant shall not have the right to terminate this Lease as a result of Landlord undertaking the Work, nor shall Tenant or any third party claiming under Tenant be entitled to make any claim against Landlord for any interruption, interference or disruption of Tenant's business or loss of profits therefrom as a result of the Work, and Tenant hereby releases Landlord from any claim which Tenant may have against Landlord arising from or relating to, directly or indirectly, the performance of the Work by Landlord.

Section 12.11. Optional Landlord Renovation. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate or decorate the Premises, Building, or any part thereof and that, except as set forth herein, no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant.

  However, at any time and from time to time during the Term, Landlord may elect, in Landlord's sole discretion, to otherwise renovate, improve, alter or modify elements of the Real Property, the Building and/or the Premises (collectively, "Renovations") including without limitation, the parking facilities, common areas, systems, equipment, roof, and structural portions of the same, which Renovations may include, without limitation:

a) modifying the common areas and tenant spaces to comply with applicable laws and regulations, including regulations relating to the physically disabled, seismic conditions and building safety and security, and

b) installing new carpeting, lighting and wall covering in the Building common areas.

  In connection with such Renovations, Landlord may, among other things, erect scaffolding or other necessary structures in or about the Building, limit or eliminate access to portions of the Building, common areas or parking facilities serving the Building, or perform other work in or about the Building, which work may create noise, dust or debris that remains in the Building.

  Landlord shall have the right to access through the Premises as well as the right to take into and upon and through all or any part of the Premises, or any other part of the Building, all materials that may reasonably be required to make such repairs, alterations, decorating, additions or improvements pursuant to the provisions of this Section 12.11. So long as Tenant shall maintain reasonable access to the Premises, the Building and the parking facilities, Landlord shall also have the right, in the course of the Renovations, to close entrances, doors, corridors, elevators, or other building facilities, or temporarily to abate the operation of such facilities.

  So long as Tenant's ability to conduct its business from the Premises is not materially impaired, and Tenant is provided reasonable access to the Premises and the parking facilities, Tenant shall permit all of the Renovations to be done, and except and to the extent of Landlord's negligence or willful misconduct or the negligence or willful misconduct of Landlord's contractors, directors, employees, officers, partners or shareholders, without claiming Landlord is guilty of the constructive eviction or disturbance of Tenant's use and possession.

  Landlord shall not be liable to Tenant in any manner (except as expressly provided otherwise in this Lease), whether for abatement of any Rent or other charge, reimbursement of any expense, injury, loss or damage to Tenant's property, business, or any person claiming by or under Tenant, by reason of interference with the business of Tenant or inconvenience or annoyance to Tenant or the customers of Tenant resulting from any Renovations done in or about the Premises or the Building or to any adjacent or nearby building, land, street or alley. However, Landlord agrees that the Renovations shall be scheduled insofar as is commercially reasonable to permit Tenant to continue its normal business operations, with advance notice thereof, and in such commercially reasonable manner so as to minimize Tenant's inconvenience.

Section 12.12. Optional Tenant Changes During the Term. After completion of the initial Improvements contemplated hereunder, if any, Tenant shall make no alteration, change, addition, removal, demolition, improvement, repair or replacement in, on, upon, to or about the Premises, or at any time to any portion of the Building (collectively or individually a "Tenant Change"), without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall have the right, without Landlord's consent but upon ten (10) days prior notice to Landlord, to make strictly cosmetic, non-structural additions and alterations ("Cosmetic Alterations") to the Premises that do not (i) involve the expenditure of more than $50,000 in the aggregate in any twelve (12) month period during the Term, (ii) affect the exterior appearance of the Building, or
(iii) affect the Building systems or the Building structure. Except as otherwise specified in Article 7, any Tenant Change shall, at the termination of this Lease, become a part of the Building and belong to Landlord, pursuant and subject to the provisions of Section 7.2. Any application for Landlord's consent to a Tenant Change, and the completion thereof, shall be in conformance with the provisions of Exhibit B-1, attached hereto and made a part hereof by reference.

  Tenant shall not knowingly permit Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to deface the walls, floors and/or ceilings of the Premises, nor mark, drive nails, screws or drill holes into, paint, or in any way mar any surface in the Building. Notwithstanding the above, Tenant is hereby permitted to install such pictures, certificates, licenses, artwork, bulletin boards and similar items as are normally used in Tenant's business, so long as such installation is carefully attached to the walls by Tenant in a manner reasonably prescribed by Landlord.

  If Tenant desires, as a part of any Tenant Change, to make any revisions whatsoever to the electrical, HVAC, mechanical, plumbing, or structural systems of the Building or Premises, such revisions must be completed by subcontractors specified by Landlord and in the manner and location(s) reasonably prescribed by Landlord. If Tenant desires to install any telephone outlets, the same shall be installed in the manner and location(s) reasonably prescribed by Landlord.

  If Landlord consents to any requested Tenant Change, Tenant shall give Landlord a minimum of fifteen (15) days written notice prior to commencement thereof. Landlord reserves the option, but not the obligation, to enter upon the Premises for the purpose of posting and maintaining such notices on the Premises as may be reasonably necessary to protect Landlord against mechanic's liens, material man's liens or other liens, and/or for posting any other notices that may be proper and necessary in connection with Tenant's completion of the Tenant Change.

  If any alterations, additions or improvements made by Tenant result in Landlord being required to make any alterations to other portions of the Building in order to comply with any applicable statutes, ordinances or regulations (e.g., "handicap ordinances") then Tenant shall reimburse Landlord upon demand for all costs and expenses incurred by Landlord in making such alterations.

Section 12.13. Express Agreement. The provisions of this Lease, including those contained in this Article 12, constitute an express agreement between Landlord and Tenant that applies in the event of any Casualty to the Premises, Building or Real Property. Tenant, therefore, fully waives the provisions of any statute or regulations, including California Civil Code Sections 1932(2) and 1933(4), and any other law or statute which purports to govern the rights or obligations of Landlord and Tenant concerning a Casualty in the absence of express agreement. Tenant and Landlord expressly agree and accept that any successor or other law of like import shall have no application hereunder.

                                  ARTICLE 13
                                 CONDEMNATION

Section 13.1. Condemnation of the Premises. If more than twenty five percent (25%) of the Premises is lawfully condemned or taken in any manner for any public or quasi-public use, or if any portion of the Building is condemned or taken in such a manner that Tenant is reasonably prevented from obtaining access to the Building or the Premises, this Lease may, within ten (10) business days of such taking, be terminated at the option of either Landlord or Tenant by one party giving the other thirty (30) days written notice of its intent to do so. If either Landlord or Tenant provide the other party written notice of termination, the Term and estate hereby granted shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority.

  If less than twenty-five percent (25%) of the Premises is so condemned or taken, then the term and estate hereby granted with respect to such part shall forthwith cease and terminate as of the earlier of the date of vesting of title in such condemnation or taking or the date of taking of possession by the condemning authority, and the Fixed Monthly Rent payable hereunder (and Additional Rent payable pursuant to Articles 3 or 4) shall be abated on a prorated basis, by dividing the total number of Usable square feet so taken by the total number of Usable square feet contained in the Premises, then multiplying said percentage on a monthly basis, continuing from the date of such vesting of title to the date specified in this Lease for the expiration of the Term hereof; provided, however, that if the portion of the Premises so condemned or taken renders the balance of the Premises effectively unusable for the purposes contemplated under Section 6.1 (as reasonably determined by Landlord), then Tenant shall have the right to terminate this Lease upon ten (10) days written notice to Landlord.

Section 13.2. Condemnation of the Building. If less than twenty-five percent (25%) of the Building is so condemned or taken, then Landlord shall, to the extent of the proceeds of the condemnation payable to Landlord and with reasonable diligence, restore the remaining portion of the Building as nearly as practicable to its condition prior to such condemnation or taking; except that, if such proceeds constitute less than ninety percent (90%) of Landlord's estimate of the cost of rebuilding or restoration, then Landlord may terminate this Lease on thirty (30) days prior written notice to Tenant.

  If more than twenty-five percent (25%) of the Building is so condemned or taken, but the Premises are unaffected thereby, then Landlord shall have the option but not the obligation, which election shall be in Landlord's sole discretion, to terminate this Lease, effective the earlier of the date of vesting of title in such condemnation or the date Landlord delivers actual possession of the Building and Premises to the condemning authority, which election by Landlord shall be provided to Tenant in writing.

Section 13.3. Award. If any condemnation or taking of all or a part of the Building takes place, Tenant shall be entitled to join in any action claiming compensation therefore, and Landlord shall be entitled to receive that portion of the award made for the value of the Building, Premises, leasehold improvements made or reimbursed by Landlord, or bonus value of the Lease, and Tenant shall only be entitled to receive any award made for the value of the estate vested by this Lease in Tenant, including Tenant's proximate damages to Tenant's business and reasonable relocation expenses. Nothing shall preclude Tenant from intervening in any such condemnation proceeding to claim or receive from the condemning authority any compensation to which Tenant may otherwise lawfully be entitled in such case in respect of Tenant's property or for moving to a new location.

Section 13.4. Condemnation for a Limited Period. Notwithstanding the provisions of Section 13.1, 13.2 or 13.3, except during the final twelve (12) months of the Term, if all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period (i.e. - anticipated to be no longer than sixty (60) days), then this Lease shall not terminate; there shall be no abatement of Fixed Monthly Rent or Additional Rent payable hereunder; and Tenant shall be entitled to receive the entire award therefor (whether paid as damages, rent or otherwise).

  If, during the final twelve (12) months of the Term, all or any portion of the Premises are condemned or taken for governmental occupancy for a limited period anticipated to be in excess of sixty (60) days, or for a period extended after the expiration of the initial Term, Tenant shall have the option, but not the obligation, to terminate this Lease, in which case, Landlord shall be entitled to such part of such award as shall be properly allocable to the cost of restoration of the Premises, and the balance of such award shall be apportioned between Landlord and Tenant as of the date of such termination.

  If the termination of such governmental occupancy is prior to expiration of this Lease, and Tenant has not elected to terminate this Lease, Tenant shall, upon receipt thereof and to the extent an award has been made, restore the Premises as nearly as possible to the condition in which they were prior to the condemnation or taking.

                                  ARTICLE 14
                                 SUBORDINATION

Section 14.1. Subordination. Subject to Tenant's receipt of an appropriate non-disturbance agreement(s) as set forth below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of the Building and to the lien of any mortgage, trust deed or other encumbrances now or hereafter in force against the Building or any part thereof, if any, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such mortgages or trust deeds, unless the holders of such mortgages, trust deeds or other encumbrances, or the lessors under such ground lease or underlying leases, require in writing that this Lease be superior thereto. Landlord's delivery to Tenant of commercially reasonable non-disturbance agreement(s) (the "Nondisturbance Agreement") in favor of Tenant from any ground lessors, mortgage holders or lien holders of Landlord who come into existence following the date hereof but prior to the expiration of the Lease Term shall be in consideration of, and a condition precedent to, Tenant's agreement to be bound by the provisions of this Article 14. Subject to Tenant's receipt of the non-disturbance agreement(s) described above, Tenant covenants and agrees in the event any proceedings are brought for the foreclosure of any such mortgage or deed in lieu thereof (or if any ground lease is terminated), to attorn to the lienholder or purchaser or any successors thereto upon any such foreclosure sale or deed in lieu thereof (or to the ground lessor) to recognize such purchaser or lienholder or ground lessor as the lessor under this Lease, provided such lienholder or purchaser or ground lessor shall agree to accept this Lease and not disturb Tenant's occupancy, so long as Tenant is not in default of this Lease. Landlord's interest herein may be assigned as security at any time to any lienholder. Tenant shall, within ten (10) business days of request by Landlord, execute such further instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease to any such mortgages, trust deeds, ground leases or underlying leases in accordance with the provisions of this Article 14. Subject to Tenant's receipt of the Nondisturbance Agreement described herein, Tenant waives the provisions of any current or future rule or applicable law which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease and the obligations of the Tenant hereunder in the event of any foreclosure proceeding or sale.

  Notwithstanding any contrary provision of this Section 14.1, Landlord shall use commercially reasonable efforts to obtain and deliver to Tenant, with ninety
(90) days after the mutual execution and delivery of this Lease, a Non-Disturbance Agreement from PNC, the holder of the existing deed of trust affecting the Project, on their then-standard form (the "PNC SNDA"). If Tenant does not receive the PNC SNDA on or before the expiration of such ninety (90) day period, then Tenant shall have the right to terminate this Lease by written notice to Landlord given within five (5) days thereafter. If Tenant does not so timely deliver such notice of termination, then this Lease shall remain in full force and effect. Landlord hereby represents that there are no other existing deeds of trust or ground leases affecting the Project.

Section 14.2. Modification of Lease. If any current or prospective mortgagee or ground lessor for the Building requires a modification or modifications of this Lease, which modification or modifications will not cause an increased cost or expense to Tenant or in any other way materially and adversely change the rights and obligations of Tenant hereunder, then in such event, Tenant agrees that this Lease may be so modified. Tenant agrees to execute and deliver to Landlord within ten (10) calendar days following the request therefor whatever documents are required to effectuate said modification. Should Landlord or any such current or prospective mortgagee or ground lessor require execution of a short form of Lease for recording, containing, among other customary provisions, the names of the parties, a description of the Premises and the Term, Tenant agrees to execute and deliver to Landlord such short form of Lease within ten
(10) calendar days following the request therefor.

                                  ARTICLE 15
                             ESTOPPEL CERTIFICATES

Section 15.1. Estoppel Certificates. Tenant shall, within ten (10) business days after receipt of Landlord's written request therefor, execute, acknowledge and deliver to Landlord an Estoppel Certificate, which may be conclusively relied upon by any prospective purchaser, mortgagee or beneficiary under any deed of trust covering the Building or any part thereof. Said Estoppel Certificate shall certify the following:

a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification);

b) the date, if any, to which rental and other sums payable hereunder have been paid;

c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in the certificate;

d) that Landlord is not in default under this Lease or, if so, specifying such default; and

e) such other factual matters as may be reasonably requested by Landlord.

  Tenant's failure to deliver the Estoppel Certificate within three (3) days after Tenant's receipt of the second (2nd) written request therefor, shall constitute a material default under the Lease, and Landlord shall have the option, but not the obligation, to enforce the remedies contained in Article 18. Landlord shall, within fifteen (15) business days after receipt of Tenant's written request therefor, provide to Tenant an estoppel certificate signed by Landlord, containing the same type of information as set forth above, with such changes as are reasonably necessary to reflect that the estoppel certificate is being granted and signed by Landlord to Tenant, rather than from Tenant to Landlord.

                                  ARTICLE 16
                                    NOTICES

Section 16.1. Notices. Any notice, consent, approval, agreement, certification, request, bill, demand, statement, acceptance or other communication hereunder (a "notice") shall be in writing and shall be considered duly given or furnished when:

a) delivered personally or by messenger or overnight delivery service, with signature evidencing such delivery;

b) upon the date of delivery, after being mailed in a postpaid envelope, sent certified mail, return receipt requested, when addressed to Landlord as set forth in the Basic Lease Information and to Tenant at the Premises and any other address for Tenant specified in the Basic Lease Information; or to such other address or addressee as either party may designate by a written notice given pursuant hereto; or

c) upon confirmation of good transmission if sent via facsimile machine to such phone number as shall have been provided in writing by Landlord or Tenant, one to the other.

  If Tenant fails to provide another valid address, other than the Premises, upon which service to Tenant can be perfected, then Tenant hereby appoints as its agent to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and if no person shall be in charge of or occupy the same, then such service may be made by attaching the same to the main entrance of the Premises.

                                  ARTICLE 17
                     DEFAULT AND LANDLORD'S OPTION TO CURE

Section 17.1. Tenant's Default. For the purposes of this Section 17.1, if the term "Tenant", as used in this Lease, refers to more than one person, then, such term shall be deemed to include all of such persons or any one of them; if any of the obligations of Tenant under this Lease are guaranteed, the term "Tenant," as used in Section 17.1(e) and Section 17.1(f), shall be deemed to also include the guarantor or, if there is more than one guarantor, all or any one of them; and if this Lease has been assigned, the term "Tenant," as used in Sections 17.1
(a) through (h), inclusive, shall be deemed to include the assignee and assignor, jointly and severally, unless Landlord shall have, in connection with such assignment, previously released the assignor from any further liability under this Lease, in which event the term "Tenant," as used in said subparagraphs, shall not include the assignor that was previously released.

  Tenant's continued occupancy and quiet enjoyment of the Premises and this Lease and the covenants and estate hereby granted are subject to the limitation that:

a) if Tenant fails to make any payment of Fixed Monthly Rent or Additional Rent within ten (10) days of Tenant's receipt of written notice that the same has not been paid, or

b) if Tenant defaults in the keeping, observance or performance of any covenant or agreement including any provisions of the rules and regulations established by Landlord (other than a default of the character referred to in Sections 17.1 (a), (b) or (c)), and if such default continues and is not cured by Tenant within thirty (30) days after Landlord has given to Tenant a notice specifying the same, or, in the case of such a default which for causes beyond Tenant's reasonable control (including occupancy of a sublessee) cannot with due diligence be cured within such period of thirty
   (30) days, if Tenant:

   i) does not, promptly upon Tenant's receipt of such notice, advise Landlord of Tenant's intention duly to institute all steps necessary to cure such default or

   ii) does not duly institute and thereafter diligently prosecute to completion all steps (including, if appropriate, legal proceedings against a defaulting sublessee) necessary to cure the same, or

c) if Tenant fails to deliver the Estoppel Certificate required under Article 15 hereof within three (3) days after Tenant's receipt of Landlord's second
   (2nd) request therefor, or

d) if Tenant:

   i) applies for or consents to the appointment of, or the taking of possession by a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property;

   ii) admits in writing its inability, or is generally unable, to pay its debts as such debts become due;

   iii)  makes a general assignment for the benefit of its creditors;

   iv) commences a voluntary case under federal bankruptcy laws (as now or hereafter in effect);

    v) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts;

    vi) fails to controvert in a timely or appropriate manner, or acquiesces in writing to, any petition filed against it in an involuntary case under such bankruptcy laws;

    vii) take any action for the purpose of effecting any of the foregoing, and any of the foregoing are not dismissed within ninety (90) days thereafter, or

e) if a proceeding or case is commenced, without the application or consent of Tenant, in any court of competent jurisdiction and which is not dismissed within ninety (90) days, seeking:

   i) the liquidation, reorganization, dissolution, winding up, or composition or readjustment of debts, of Tenant; or

   ii) the appointment of a trustee, receiver, custodian, liquidator or the like of Tenant or of all or a substantial part of its assets; or

   iii) similar relief with respect of Tenant under any law relating to bankruptcy, insolvency, reorganization, winding up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) days, or an order for relief against Tenant shall be entered in an involuntary case under such bankruptcy laws, or

f) if Tenant fails to take possession of and move into the Premises within fifteen (15) calendar days after Landlord substantially completes the Improvements described in Exhibit B and tenders the same in writing to Tenant, unless Tenant acknowledges and accepts the Commencement Date as occurring within such fifteen-day time period, and pays Rent thereon from such Commencement Date;

  then, in any or each such event, Tenant shall be deemed to have committed a material default under this Lease.

Section 17.2. Landlord's Option to Cure Tenant's Default. If Tenant enters into a default under this Lease (after the expiration of any applicable notice and cure period), in lieu of Landlord's issuance of a written notice, as specified hereinbelow, Landlord may cure the same at the sole expense of Tenant:

a) immediately and without notice in the case of emergency; if said default is specified in Sections 17.1 (a), (b) or (c), or if such default unreasonably interferes with the use by any other tenant of the Building; with the efficient operation of the Building; or will result in a violation of law or in a cancellation of any insurance policy maintained by Landlord, and

b) after the expiration of Landlord's 3-Day Notice of Intent to Cure, in the case of any default other than those specified in Section 17.2 (a) hereinabove.

Section 17.3. Landlord's Option to Terminate this Lease. In addition to any other remedies Landlord may have at law or in equity, Landlord shall be entitled to give to Tenant a written notice of intention to terminate this Lease at the expiration of the applicable cure period after the date of the giving of such notice, and if such notice is given by Landlord, and Tenant fails to cure the defaults specified therein, then this Lease and the Term and estate hereby granted (whether or not the Commencement Date has already occurred) shall terminate upon the expiration of such applicable cure period (a "Default Termination"), with the same effect as if the last day of such applicable period were the Termination Date, except that Tenant shall remain liable for damages as provided hereinbelow or pursuant to law.

Section 17.4. Certain Payments. Bills for all reasonable costs and expenses incurred by Landlord in connection with any performance by it under Section 17.2 shall be payable, as Additional Rent, pursuant to the provisions of Section 4.3.

Section 17.5. Certain Waivers. Unless Tenant has submitted documentation that it validly disputes Landlord's billing for Fixed Monthly Rent hereunder, or is completing an audit of Landlord's Operating Expense Statement, if Tenant is in default in payment of Fixed Monthly Rent or Additional Rent hereunder beyond any applicable notice and/or grace period, Tenant waives the right to designate the items against which any payments made by Tenant are to be credited. In lieu thereof, Landlord may apply any payments received from Tenant to the then-oldest billing remaining unpaid on Tenant's rental account or to any other payment due from Tenant, as Landlord sees fit.

Section 17.6. Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless:

a) in the event such default is with respect to the payment of money, Landlord fails to pay such unpaid amounts within five (5) business days of written notice from Tenant that the same was not paid when due, or

b) in the event such default is other than the obligation to pay money, Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord's failure to perform; provided, however, if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) days period and thereafter diligently pursue the same to completion within a reasonable time period.

  Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

                                  ARTICLE 18
                 DAMAGES; REMEDIES; RE-ENTRY BY LANDLORD; ETC.

Section 18.1. Damages. If Landlord terminates this Lease, pursuant to the provisions of Section 17.3 (a "Default Termination"), then Landlord may recover from Tenant the total of:

a) the worth at the time of award of the unpaid Fixed Monthly Rent and Additional Rent earned to the date of such Default Termination; and

b) the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned after the date of such Default Termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

c) the worth at the time of award of the amount by which the unpaid Fixed Monthly Rent and Additional Rent which would have been earned for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; and

d) any other amount reasonably necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to observe or perform any of its covenants and agreements under this Lease or which in the ordinary course of events would be likely to result therefrom, including, without limitation, the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commission); and

e) at Landlord's sole election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time under applicable California laws.

Section 18.2.  Computations:  The "worth at the time of award" is computed:

a) in paragraphs (a) and (b) above, by allowing interest at the rate of ten percent (10%) per annum (but in no event in excess of the maximum rate permitted by law); and

b) in paragraph (c) above, by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

c) For purposes of computing unpaid rental which would have accrued and become payable under this Lease, unpaid rental shall consist of the sum of:

   i)  the total Fixed Monthly Rent for the balance of the Term, plus

   ii) a computation of Tenant's Share of Additional Rent due under the Lease including, without limitation, Tenant's Proportionate Share of any increase in Operating Expenses (including real estate taxes) for the balance of the Term. For purposes of computing any increases due Landlord hereunder, Additional Rent for the calendar year of the default and for each future calendar year in the Term shall be assumed to be equal to the Additional Rent for the calendar year prior to the year in which default occurs, compounded at a rate equal to the mean average rate of inflation for the preceding five calendar years as determined by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index (All Urban Consumers, all items, 1982-84 equals 100) for the metropolitan area or region of which Los Angeles, California is a part. If such index is discontinued or revised, the average rate of inflation shall be determined by reference to the index designated as the successor or substitute index by the government of the United States.

Section 18.3.  Re-Entry by Landlord.

a)  If a Default Termination occurs or any default specified in Sections 17.1
    (a) through (g) occurs and continues beyond the period of grace (if any) therefor, Landlord or Landlord's authorized representatives may re-enter the Premises and remove all persons and all property therefrom, either by summary dispossession proceedings or by any suitable action or proceeding at law, without being liable to indictment, prosecution or damages therefor, and may repossess and enjoy the Premises. No re-entry or repossession of the Premises by Landlord or its representatives under this Section 18.3 shall be construed as an election to terminate this Lease unless a notice of such election is given to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. The words "re-enter", "re-entry" and "re-entering" as used herein are not restricted to their technical legal meanings.

b) If any default specified in Sections 17.1 (a) through (g) occurs and continues beyond the period of grace (if any) therefor, then if Landlord does not elect to terminate this Lease Landlord may, from time to time and without terminating this Lease, enforce all its rights and remedies under this Lease, including the right to recover the Fixed Monthly Rent and Additional Rent as the same becomes payable by Tenant hereunder.

       If Landlord consents thereto, Tenant may sublet the Premises or any part thereof (which consent Landlord agrees will not be unreasonably withheld), subject to Tenant's compliance with the requirements of Article 11 of this Lease. So long as Landlord is exercising this remedy it will not terminate Tenant's right to possession of the Premises, but it may engage in the acts permitted by Section 1951.4(c) of the California Civil Code.

c) If Tenant abandons the Premises in breach of this Lease, Landlord shall have the right to relet the Premises or any part thereof on such terms and conditions and at such rentals as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs in and to the Premises necessary to reletting. If Landlord so elects to relet, then gross rentals received by Landlord from the reletting shall be applied:

    i) first, to the payment of the reasonable expenses incurred or paid by Landlord in re-entering and securing possession of the Premises and in the reletting thereof (including, without limitation, altering and preparing the Premises for new tenants and brokers' commissions);

    ii) second, to the payment of the Fixed Monthly Rent and Additional Rent payable by Tenant hereunder; and

    iii) third, the remainder, if any, to be retained by Landlord and applied to the payment of future Fixed Monthly Rent and Additional Rent as the same become due.

         Should the gross rentals received by Landlord from the reletting be insufficient to pay in full the sums stated in Section 18.3 (a) and (b) hereinabove, Tenant shall, upon demand, pay the deficiency to Landlord.

Section 18.4. Certain Waivers. After Landlord has actually obtained possession of the Premises pursuant to any lawful order of possession granted in a valid court of law, Tenant thereafter waives and surrenders for Tenant, and for all claiming under Tenant, all rights and privileges now or hereafter existing to redeem the Premises (whether by order or judgment of any court or by any legal process or writ); to assert Tenant's continued right to occupancy of the Premises; or to have a continuance of this Lease for the Term hereof. Tenant also waives the provisions of any law relating to notice and/or delay in levy of execution in case of an eviction or dispossession for nonpayment of rent, and of any successor or other law of like import.

Section 18.5. Cumulative Remedies. The remedies of Landlord provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord may be lawfully entitled. The exercise by Landlord of any remedy to which it is entitled shall not preclude or hinder the exercise of any other such remedy.

                                   ARTICLE 19
                                   INSURANCE

Section 19.1. Landlord Obligations: Landlord agrees to at all times secure from a company holding a Best's rating of A-7 or better and admitted to do business in the State of California, and maintain during the entire Term of this Lease the following coverage:

a) A Commercial General Liability policy with extended Risk endorsements and a combined single limit of Two Million Dollars ($2,000,000).

b) An All Risk policy of standard fire and extended coverage, with vandalism and malicious mischief endorsements, covering full replacement value of the Building, the parking facilities, common area improvements and any and all improvements installed in, on or upon the Premises and affixed thereto, provided that the premium cost for coverage of the Improvements to the Premises in excess of a total value equal to thirty-five Dollars ($35.00) per usable square foot of the Premises shall, at the sole option of Tenant be directly reimbursed from Tenant to Landlord, pursuant to the provisions of Article 4 of this Lease, or be covered by Tenant's self-insurance, at Tenant's sole risk.

    Tenant acknowledges and agrees that Landlord shall have no obligation and shall not carry insurance of any kind on Tenant's goods, furniture or furnishings or on Tenant's Property, nor shall Landlord be obligated to repair any damage thereto or to replace the same.

Section 19.2. Tenant Obligations. Within ten (10) days prior to the earlier of the Commencement Date or Tenant's anticipated early possession date of the Premises, Tenant shall secure and maintain during the entire Term insurance coverage from a company holding a Best's rating of A-7 or better, and admitted to do business in the State of California, as follows:

a) A Commercial General Liability policy, with extended Risk endorsements and a Combined Single Limit of Three Million Dollars ($3,000,000);

b) An All Risk policy of standard fire and extended coverage, with vandalism and malicious mischief endorsements, covering the full replacement value of its personal property, for losses occurring in, on, or about the Premises. The proceeds from any such policy shall first be used by Tenant for the replacement of the personal property so damaged or destroyed;

c) Worker's Compensation insurance in a minimum amount of $500,000, and in full compliance with the requirements of the State of California; and

d) A policy of insurance covering Tenant's losses from interruption of Tenant's normal business activities.

    Each and every policy which Tenant is to provide hereunder shall specifically include the liability assumed by Tenant pursuant to the provisions of this Lease (provided that the amount of such insurance shall not serve to limit the liability of Tenant hereunder), and shall be primary insurance for such liability, and not excess over or contributory with any other existing or new insurance in force for or on behalf of Landlord. Each policy shall not eliminate cross-liability and shall contain a severability of interest clause.

Section 19.3. Compliance with Building Insurance Requirements. After Tenant takes occupancy of the Premises, Tenant shall not violate or permit in, on or upon the Premises the violation of any condition imposed by such standard fire insurance policies as are normally issued for office buildings in the City or County in which the Building is located. Tenant shall not do, suffer or permit anything to be done, or keep, suffer or permit anything to be kept, in the Premises which would increase the risk ratings or premium calculation factors on the Building or property therein (collectively an "Increased Risk"), or which would result in insurance companies of good standing refusing to insure the Building or any property appurtenant thereto in such amounts and against such risks as Landlord may reasonably determine from time to time are appropriate.

    Notwithstanding the above, if additional insurance is available to cover such Increased Risk, Tenant shall not be in default hereunder if:

a)  Tenant authorizes Landlord in writing to obtain such additional insurance;
    and

b) prepays the annual cost thereof to Landlord for such additional coverage, as well as the additional costs, if any, of any increase in Landlord's other insurance premiums resulting from the existence or continuance of such Increased Risk;

Section 19.4. Additional Insureds. Tenant agrees that Landlord shall be named as an additional insured or loss payee on the aforementioned policies of insurance, as appropriate in the insurance industry.

Section 19.5. Waiver of Subrogation. Provided Landlord and Tenant have each and both obtained the policies of insurance required pursuant to the provisions of Sections 19.1 and 19.2 hereinabove, Tenant and Landlord agree that if a loss occurs due to any of the perils for which they are required hereunder to provide insurance, that each party shall look solely to the insurance policies covering such loss or risk for recovery. Landlord and Tenant hereby grant to each other, on behalf of any insurer providing insurance to either of them with respect to the demised premises, a waiver of any right of subrogation which any such insurer of one party may acquire against the other by virtue of payment of any loss under such insurance.

    If either Landlord or Tenant fails to provide the insurance policy or policies required hereinabove, the waiver of subrogation contained in this
Section 19.5 shall no longer inure to the benefit of the party failing to provide such insurance, and the party claiming against such uninsured party shall be entitled to restitution of all damages and expenses suffered and/or claimed, without limitation.

Section 19.6. Proof of Coverage. Upon written request from one to the other, the parties hereto shall each provide the other a certified copy or copies of the certificate(s) of insurance evidencing the existence of the coverage required hereunder.

Section 19.7. Protection Against Cancellation. Upon written request, proof must also be given by each party to the other, that each of the policies required pursuant to this Article 19 expressly provides that the policy shall not be canceled until the expiration of thirty (30) days' prior written notice to the other party.

Section 19.8. Failure to Secure. If at any time during the Term, and after expiration of three (3) business days prior written demand therefore from Landlord, Tenant fails to:

a) Provide Landlord with access to a registered insurance broker of record that can verify Tenant's compliance with the requirement contained in this
    Article 19; or

b) provide documentation reasonably acceptable to Landlord that Tenant has secured and maintained the insurance coverage required hereunder, then

    Landlord shall have the option, but not the obligation, without further notice or demand to obtain such insurance on behalf of or as the agent of Tenant and in Tenant's name.

    Tenant shall pay Landlord's billing for the premiums associated with such insurance policy or policies within five (5) days after receipt of Landlord's billing, as well as such other reasonable costs and fees arising out of such default, together with interest on the entire amount so advanced by Landlord, at the rate of ten percent (10%) per annum, computed from the date of such advance. Such advances, if made by Landlord, shall be construed as and considered Additional Rent under this Lease.

Sections 19.9. Proceeds. Proceeds from any such policy or policies shall be payable to both Landlord and Tenant as their respective interests may appear.

                                   ARTICLE 20
                                 MISCELLANEOUS

Section 20.1. Entire Agreement. This Lease, including the exhibits and guaranty of lease, if any, annexed hereto, contains all of the agreements and understandings relating to the leasing of the Premises and the obligations of Landlord and Tenant in connection therewith and neither party and no agent or representative thereof has made or is making, and neither party in executing and delivering this Lease is relying upon, any warranties or representations, except to the extent set forth in this Lease. All understandings and agreements heretofore had between Landlord and Tenant relating to the leasing of the Premises are merged in this Lease, which alone fully and completely expresses their agreement. The Riders (if any) and Exhibits annexed to this Lease and the Construction Agreement are hereby incorporated herein and made a part hereof.

Section 20.2. No Waiver or Modification. The failure of Landlord or Tenant to insist in any instance upon the strict keeping, observance or performance of any covenant or agreement contained in this Lease or to exercise any election herein contained shall not be construed as a waiver or relinquishment for the future of such covenant or agreement, but the same shall continue and remain in full force and effect. No waiver or modification by either Landlord or Tenant of any covenant or agreement contained in this Lease shall be deemed to have been made unless the same is in writing executed by the party whose rights are being waived or modified. No surrender of possession of any part of the Premises shall release Tenant from any of its obligations hereunder unless accepted in writing by Landlord. The receipt and retention by Landlord, and the payment by Tenant, of Fixed Monthly Rent or Additional Rent with knowledge of the breach of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach by either Landlord or Tenant.

Section 20.3. Time of the Essence. Time is of the essence of this Lease and of all provisions hereof, except in respect to the delivery of possession of the Premises at the Commencement Date.

Section 20.4. Force Majeure. For the purposes of this Lease, "Force Majeure" shall be defined as any or all prevention, delays or stoppages and/or the inability to obtain services, labor, materials or reasonable substitutes therefor, when such prevention, delay, stoppage or failure is due to strikes, lockouts, labor disputes, acts of God, governmental actions, civil commotion, fire or other casualty, and/or other causes beyond the reasonable control of the party obligated to perform, except that Force Majeure may not be raised as a defense for Tenant's non-performance of any obligations imposed by the Lease with regard to the payment of Fixed Monthly Rent and/or Additional Rent.

    Notwithstanding anything to the contrary contained in this Lease, Force Majeure shall excuse the performance of such party for a period equal to any such prevention, delay, stoppage or inability. Therefore, if this Lease specifies a time period for performance of an obligation by either party, that time period shall be extended by the period of any delay in such party's performance caused by a Force Majeure.

Section 20.5. Broker. Landlord and Tenant represent to one another that each has dealt with no broker in connection with this Lease other than Douglas, Emmett and Company and Grubb & Ellis Company. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant's execution of this Lease.

Section 20.6. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of California.

Section 20.7. Submission of Lease. Whether or not rental deposits have been received by Landlord from Tenant, and whether or not Landlord has delivered to Tenant an unexecuted draft version of this Lease for Tenant's review and/or signature, no contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, nor shall this Lease be valid and/or in effect until this Lease has been fully executed and a duplicate original of said fully-executed Lease has been delivered to both Landlord and Tenant.

    The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for Tenant to lease, or otherwise create any interest by Tenant in the Premises or any other offices or space situated in the Building. Execution of this Lease by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered a fully-executed duplicate original of this Lease to Tenant. Landlord and Tenant agree hereby to authorize transmission of all or portions of documents, including signature lines thereon, by facsimile machines, and further authorize the other party to rely conclusively upon such facsimile transmissions as if the original had been received.

Sections 20.8. Captions. The captions in this Lease are for convenience only and shall not in any way limit or be deemed to construe or interpret the terms and provisions hereof.

Section 20.9. Singular and Plural, Etc. The words "Landlord" and "Tenant", as used herein, shall include the plural as well as the singular. Words used in the masculine gender include the feminine and neuter. If there be more than one Landlord or Tenant the obligations hereunder imposed upon Landlord and Tenant shall be joint and several.

Section 20.10. Independent Covenants. Except where the covenants contained in one Article of this Lease are clearly affected by or contingent upon fulfillment by either party of another Article or paragraph of this Lease, this Lease shall be construed as though the covenants herein between Landlord and Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any actions hereunder at Landlord's expense or to any set-off of the Rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for the violation by Landlord of the provisions hereof so long as notice is first given to Landlord and any holder of a mortgage or deed of trust covering the Building, Real Property or any portion thereof, of whose address Tenant has theretofore been notified, and an opportunity is granted to Landlord and such holder to correct such violations as provided above.

Section 20.11. Severability. If any covenant or agreement of this Lease or the application thereof to any person or circumstance shall be held to be invalid or unenforceable, then and in each such event the remainder of this Lease or the application of such covenant or agreement to any other person or any other circumstance shall not be thereby affected, and each covenant and agreement hereof shall remain valid and enforceable to the fullest extent permitted by law.

Section 20.12. Warranty of Authority. If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this Lease on behalf of Landlord or Tenant hereby covenant and warrant that each is a duly authorized and existing entity, that each has and is qualified to do business in California, that the persons signing on behalf of Landlord or Tenant have full right and authority to enter into this Lease, and that each and every person signing on behalf of either Landlord or Tenant are authorized to do so.

Section 20.13. No Representations or Warranties. Neither Landlord nor Landlord's agents or attorneys have made any representations or warranties with respect to the Premises, the Building or this Lease, except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise.

Section 20.14. No Joint Venture or Partnership. This Lease shall not be deemed or construed to create or establish any relationship of partnership or joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

Section 20.15. Tenant's Obligations At Its Sole Expense. Notwithstanding the fact that certain references in this Lease to acts required to be performed by Tenant hereunder, or to breaches or defaults of this Lease by Tenant, omit to state that such acts shall be performed at Tenant's sole expense, or omit to state that such breaches or defaults by Tenant are material, unless the context clearly implies to the contrary each and every act to be performed or obligation to be fulfilled by Tenant pursuant to this Lease shall be performed or fulfilled at Tenant's sole expense.

Section 20.16. Attorneys' Fees. If litigation is instituted between Landlord and Tenant, the cause for which arises out of or in relation to this Lease, the prevailing party in such litigation shall be entitled to receive its costs (not limited to court costs), expenses and reasonable attorneys' fees from the non-prevailing party as the same may be awarded by the court.

Section 20.17. Waiver of Trial by Jury. In the interest of saving time and expense, Landlord and Tenant hereby consent to trial without a jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other or their successor-in-interest in respect to any matters arising out of or relating to this Lease.

Section 20.18. No Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

Section 20.19.  Prohibition Against Recording.  Except as provided in Section
14.3 of this Lease, neither this Lease, nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by Tenant or by anyone acting through, under or on behalf of Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

Section 20.20. Hazardous Waste. Tenant specifically agrees that, except for such limited quantities of office materials and supplies as are customarily used in Tenant's normal business operations, Tenant shall not engage or permit at any time, any operations or activities upon, or any use or occupancy of the Premises, or any portion thereof, for the purpose of or in any way involving the handling, manufacturing, treatment, storage, use, transportation, spillage, leakage, dumping, discharge or disposal (whether legal or illegal, accidental or intentional) of any hazardous substances, materials or wastes, or any wastes regulated under any local, state or federal law.

    Tenant shall, during the Term, remain in full compliance with all applicable laws governing its use and occupancy of the Premises, including, without limitation, the handling, manufacturing, treatment, storage, disposal, discharge, use, and transportation of hazardous substances, materials or wastes, and any wastes regulated under any local, state or federal law. Tenant will remain in full compliance with the terms and conditions of all permits and licenses issued to it by any governmental authority on account of any or all of its activities on the Premises.

Section 20.21. Transportation Management. Tenant shall, at Tenant's sole expense, fully comply with all present or future programs intended to manage parking, transportation or traffic in and around the Building, when the same have been mandated by an outside governmental authority having jurisdiction therefor and not when required for the convenience of Landlord.

    In connection therewith, Tenant shall be responsible for the transportation planning and management for all of Tenant's employees while located at the Premises, by working directly with Landlord, any governmental transportation management organization or any other transportation-related committees or entities reasonably designated by Landlord. Such programs may include, without limitation:

a)  restrictions on the number of peak-hour vehicle trips generated by Tenant;

b)  requirements for increased vehicle occupancy;

c) implementing an in-house ride-sharing program and/or appointing an employee transportation coordinator;

d) working with employees of any Building (or area-wide) ridesharing program manager;

e) instituting employer-sponsored incentives (financial or in-kind) to encourage employees to ridesharing; and

f)  utilizing flexible work shifts for employees.

Section 20.22. Signage. Except as expressly provided in this Section 20.22, Tenant may not install, inscribe, paint or affix any awning, shade, sign, advertisement or notice on or to any part of the outside or inside of the Building, or in any portion of the Premises visible to the outside of the Building or common areas without Landlord's prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

    All signage and/or directory listings installed on behalf of Tenant (including, without limitation, any building standard suite identification signage provided on or about the entry door to the Premises), whether installed in, on or upon the public corridors, doorways, Building directory and/or parking directory (if any), or in any other location whatsoever visible outside of the Premises, shall be installed by Landlord, at Tenant's sole expense. It is expressly understood and agreed that Tenant shall be entitled to building standard suite identification signage pursuant to the terms of this paragraph.

    Tenant's identification on or in any common area of the Building shall be limited to Tenant's name and suite designation, and in no event shall Tenant be entitled to the installation of Tenant's logo in any portion of the Building or common areas (except as hereinbelow provided). Furthermore, the size, style, and placement of letters to be used in any of Tenant's signage shall be determined by Landlord, in Landlord's sole discretion, in full conformance with previously-established signage program for the Building.

    Except as specified hereinbelow, Tenant shall only be entitled to two (2) listings on the Building directory, or any parking directory ancillary thereto, which shall only show Tenant's (or one of its Affiliates) business name and suite designation. Tenant shall also be entitled to a maximum of twenty (20) additional listings on said Building and/or parking directory, which listings shall be limited solely to Tenant's officers, employees, subsidiaries, affiliates and/or sublessees, if any. All of said listings shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld, conditioned or delayed.

    So long as Tenant (or an Affiliate) occupies fifty percent (50%) or more of the Premises, Tenant shall have the non-exclusive right to have its name (including its logo) displayed on one (1) strip of the monument sign to be constructed by Landlord in front of the Building (the "Monument Sign").
Tenant's right to maintain its name on the Monument Sign shall be subject to the following requirements for so long as Tenant maintains its strip on the Monument
Sign:

    (a) All expenses in connection with the construction, installation, and maintenance of Tenant's strip shall be paid by Tenant;

    (b) The design, size, location, materials, colors, and lighting of the Monument Sign shall be determined by Landlord in Landlord's reasonable discretion;

    (c) The design, size, location, specifications, graphics, materials, colors, and lighting (if applicable) with respect to Tenant's name on the Monument Sign must be consistent with Landlord's signage program as determined by Landlord in Landlord's reasonable discretion;

    (d) Tenant shall pay Landlord the sum of $500.00 per month as a monument signage fee; and

    (e) Tenant shall pay to Landlord, from time to time and within thirty (30) days after receipt of written demand, Tenant's portion of all reasonable out-of-pocket expenses incurred by Landlord that are attributable to the installation, insurance, lighting (if applicable), maintenance, and repair of the Monument Sign during the period of time that Tenant's sign is on the Monument Sign. Tenant's portion of such expenses shall be calculated by Landlord by dividing such expenses equally among all tenants and occupants that have signs on the Monument Sign.

    Tenant's signage rights under this Section 20.22 may be exercised only by Tenant or an Affiliate.

    On termination or expiration of the Term or on expiration of Tenant's sign rights under this Section 20.22 (or after Tenant notifies Landlord in writing that Tenant desires that its name be removed from the Monument Sign, Landlord shall have the right to permanently remove Tenant's name from the Monument's Sign. Tenant shall pay to Landlord, within thirty (30) days after demand, all reasonable out-of-pocket expenses incurred in connection with that removal and repair.

Section 20.23. Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors and P.L.E. Builders.

Section 20.24. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Lease shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, which permitted disclosure shall include, but not be limited to, the board members, legal counsel and/or accountants of either Landlord or Tenant.

                                   ARTICLE 21
                                    PARKING

Section 21.1. Parking. Throughout the Term, Tenant shall purchase and assign to its employees monthly parking permits up to the maximum number of permits set forth in Section 21.1 of the Basic Lease Information ("BLI"). Except as otherwise permitted by Landlord's management agent in its reasonable discretion, and based on the availability thereof, in no event shall Tenant be entitled to purchase more than the maximum nor less than fifty (50) parking permits. However, to the minimum limit specified hereinabove, Tenant may decrease the total number of parking permits purchased pursuant to this Article 21 at any time during the Term after Tenant has given Landlord at least thirty (30) days prior written notice of such reduction. Notwithstanding anything to the contrary contained in this Lease, if the Usable Area of the Premises is increased or decreased pursuant to the provisions of Section 1.4, then the total number of parking permits to which Tenant shall be entitled shall be revised to equal four (4) permits per each 1,000 square feet of Usable Area in the Premises.

  The initial rates to be paid by Tenant for such permits shall be: $41.25 per single unreserved permit, and $75.00 per single reserved permit per month, including the ten percent (10%) tax currently charged by the City of Los Angeles. Notwithstanding the foregoing, the single unreserved parking rate and the single reserved parking rate shall not be increased during the first three
(3) years of the initial Term.

  Said parking permits shall allow Tenant to park in the Building parking facility at the prevailing monthly parking rate then in effect, which rate may be thereafter changed from time to time, in Landlord's sole discretion. Landlord shall retain sole discretion to designate the location of each parking space, and whether it shall be assigned, or unassigned, unless specifically agreed to otherwise in writing between Landlord and Tenant.

  Guests and invitees of Tenant shall have the right to use, in common with guests and invitees of other tenants of the Building, the transient parking facilities of the Building at the then-posted parking rates and charges, or at such other rate or rates and charges as may be agreed upon from time to time between Landlord and Tenant in writing. Such rate(s) or charges may be changed by Landlord from time to time in Landlord's sole discretion, and shall include, without limitation, any and all fees or taxes relating to parking assessed to Landlord for such parking facilities.

  Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued use of said transient, as well as monthly parking, shall be contingent upon Tenant and Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders continued compliance with the reasonable and non-discriminatory rules and regulations adopted by Landlord, which rules and regulations may change at any time or from time to time during the Term hereof in Landlord's sole discretion.

                                   ARTICLE 22
                               CONCIERGE SERVICES

Section 22.1. Provision of Services. Landlord and Tenant acknowledge and understand that Landlord may, from time to time, make it possible for Tenant to use or purchase a variety of personal services which may include, but not be limited to, personal shopping, assistance with choosing or obtaining travel reservations, accommodations and/or tickets; tickets to performances, recommendations to eating establishments; and the like (collectively "Concierge Services").

  Tenant acknowledges that said Concierge Services are provided by Landlord solely as an accommodation to and for the convenience of Tenant and Tenant's agents, contractors, directors, employees, licensees, officers, partners or shareholders, and Landlord does not make any representation, warranty or guarantee, express or implied, as to the quality, value, accuracy, or completeness of said Concierge Services, or whether or not Tenant shall be satisfied with the services and/or goods so provided and/or recommended. Landlord hereby disclaims any control over the variety or sufficiency of such services to be provided.

  Tenant acknowledges that Tenant is not required to use such Concierge Services as a condition precedent to compliance with the Lease; that Tenant's use of such Concierge Services is strictly voluntary, and at the sole discretion and control of Tenant. Tenant shall independently make such financial arrangements for payment of the services provided as Tenant deems reasonable and of value.

Section 22.2. Release by Tenant. Notwithstanding anything to the contrary contained in the Lease, any city, county, state or federal ordinance, statute, regulation or law, Tenant's signature hereon indicates Tenant's agreement that solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant, on behalf of itself and its agents, contractors, directors, employees, licensees, officers, partners or shareholders, does and shall hereby forever hold Landlord and Landlord's affiliates, agents, assigns, contractors, directors, employees, officers, parent organization, partners, representatives, shareholders, and subsidiaries (collectively the "Indemnitees") harmless from and forever release, remise, discharge, acquit and relieve the Indemnitees from and against any and all claims, demands, causes of action, obligations, liabilities, agreements, damages, cost (including, without limitation, reasonable attorneys' fees), loss, or liability of any kind or nature, whether asserted, known or unknown, suspected or unsuspected, in any way connected with, which any one or more of the Indemnitees may sustain or incur by reason of, related to, associated with, or arising out of the provision, use or the rendering of any such Concierge Services or the delivery of such Concierge Services to Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders.

  Solely as it relates to the purchase or use of Concierge Services by Tenant or the agents, contractors, employees, officers, partners, and/or shareholders of Tenant, Tenant hereby expressly waives all rights and benefits conferred by the provisions of Section 1542 of the Civil Code of the State of California, which reads as follows:

   "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release and which, if known by him, must have materially affected his settlement with the debtor."

   In so doing, Tenant acknowledges that it will be unable to make any claim against Landlord or any other Indemnitees for damages that may exist as of the date or after the date of this release, but which Tenant does not know to exist, and which, if known, would materially have affected Tenant's decision to execute this document, regardless of whether Tenant's lack of knowledge, if any, is the result of ignorance, oversight, error, negligence or other cause.

                                   ARTICLE 23
                             OPTION TO EXTEND TERM

Section 23.1. Option to Extend Term. Provided Tenant is not in material default after the expiration of notice and the opportunity to cure on the date or at any time during the remainder of the Term after Tenant gives notice to Landlord of Tenant's intent to exercise its rights pursuant to this Article 23, Tenant is given the option to extend the term for one (1) additional five (5) year period (the "Extended Term"), commencing the next calendar day after the expiration of the Term (the "Option"). The Option shall apply only to the entirety of the Premises, and Tenant shall have no right to exercise the Option as to only a portion of the Premises.

   Tenant's exercise of this Option is contingent upon Tenant giving written notice to Landlord (the "Option Notice") of Tenant's election to exercise its rights pursuant to this Option by Certified Mail, Return Receipt Requested, no more than twelve (12) and no less than nine (9) months prior to the Termination Date.

Section 23.2. Fixed Monthly Rent Payable. The Rent payable by Tenant during the Extended Term ("Option Rent") shall be equal to the Fair Market Value of the Premises as of the commencement date of the Extended Term but shall not be less than the sum of Fixed Monthly Rent and Tenant's Share of Operating Expenses payable by Tenant immediately before the Extended Term. The term "Fair Market Value" shall be defined as the effective rent reasonably achievable by Landlord, and shall include but not be limited to, all economic benefits obtainable by Landlord, such as Fixed Monthly Rent (including periodic adjustments), Additional Rent in the form of Operating Expense reimbursements, and any and all other monetary or non-monetary consideration that may be given in the market place to a non-renewal tenant, as is chargeable for a similar use of comparable space in the geographic area of the Premises.

   Said computation shall specifically be based on the Premises in its "as-is" condition, without payment of any brokerage commission to any broker. If either Landlord or Tenant elect to have a broker represent them during negotiations for extension of the Term, and/or Tenant requests the installation of any further improvements into the Premises, the cost of such improvements to be made and/or commissions to be paid shall be amortized over the Extended Term on a straight-line basis, with interest thereon at ten percent (10%), by appropriately increasing the Fair Market Value previously determined.

   Landlord and Tenant shall have 30 days (the "Negotiation Period") after Landlord receives the Option Notice in which to agree on the Fair Market Value. If Landlord and Tenant agree on the Fair Market Value during the Negotiation Period, they shall immediately execute an amendment to the Lease extending the Term and stating the Fair Market Value.

Section 23.3. Appraisers to Set Fixed Rent. If Landlord and Tenant are unable to agree on the Fair Market Value during the Negotiation Period, then:

a) Within five (5) days after the expiration of the Negotiation Period, Tenant shall have the right to void the Option Notice by hand delivery of written notice (the "Termination Notice") to Landlord within such five (5) days period, and the Lease shall expire on the Termination Date; or

b) If the Termination Notice is not timely delivered by Tenant, Landlord and Tenant, each at its own cost, shall select an independent real estate appraiser with at least ten (10) years full-time commercial appraisal experience in the area in which the Premises are located, and shall provide written notice to the other party of the identity and address of the appraiser so appointed. Landlord and Tenant shall make such selection within ten (10) days after the expiration of the Negotiation Period.

c) Within thirty (30) days of having been appointed to do so (the "Appraisal Period"), the two (2) appraisers so appointed shall meet and set the Fair Market Value for the Extended Term. In setting the Fair Market Value, the appraisers shall solely consider the use of the Premises for general office purposes.

Section 23.4. Failure by Appraisers to Set Fair Market Value. If the two (2) appointed appraisers are unable to agree on the Fair Market Value within ten
(10) days after expiration of the Appraisal Period, they shall elect a third appraiser of like or better qualifications, and who has not previously acted in any capacity for either Landlord or Tenant. Landlord and Tenant shall each bear one half of the costs of the third appraiser's fee.

   Within 30 days after the selection of the third appraiser (the "Second Appraisal Period") the Fair Market Value for the Extended Term shall be set by a majority of the appraisers now appointed.

   If a majority of the appraisers are unable to set the Fair Market Value within the Second Appraisal Period, the three (3) appraisers shall individually render separate appraisals of the Fair Market Value, and their three (3) appraisals shall be added together, then divided by three (3); resulting in an average of the appraisals, which shall be the Fair Market Value during the Extended Term.

  However, if the low appraisal or high appraisal varies by more than Ten Percent (10%) from the middle appraisal, then one (1) or both shall be disregarded. If only one (1) appraisal is disregarded, the remaining two (2) appraisals shall be added together and their total divided by two (2), and the resulting average shall be the Fair Market Value. If both the low and high appraisal are disregarded, the middle appraisal shall be the Fair Market Value for the Premises during the Extended Term. The appraisers shall immediately notify Landlord and Tenant of the Fair Market Value so established, and Landlord and Tenant shall immediately execute an amendment to the Lease, extending the Term and revising the Fixed Rent payable pursuant to the Fair Market Value so established.

  Landlord or Tenant's failure to execute such amendment establishing the Fair Market Value within fifteen (15) days after the other party's request therefor shall constitute a material default under the Lease. and if Tenant is the party failing to so execute, this Option shall become null and void and of no further force or effect.

Section 23.5. No Right of Reinstatement or Further Extension. Once Tenant has either failed to exercise its rights to extend the term pursuant to this Article 23 or failed to execute the amendment called for hereunder, it shall have no right of reinstatement of its Option to Extend the Term, nor shall Tenant have any right to a further or second extension of the Term beyond the period stated in Section 23.1 hereinabove.

Section 23.6. No Assignment of Option. This Option may be exercised only by Tenant or an Affiliate (as defined in Section 11.2), and shall be null, void and of no further force or effect as of the date that Tenant assigns the Lease to an unaffiliated entity and/or subleases more than forty-nine percent (49%) of the total Rentable Area of the Premises.

                                   ARTICLE 24
                                 SATELLITE DISH

24.1. Landlord hereby grants Tenant the nonexclusive right, at Tenant's sole cost and expense, and subject to the provisions of this Lease, to install one
(1) antenna pursuant to specifications to be agreed upon between Landlord and Tenant ("Antenna"), on the roof of the Building in a location reasonably designated by Landlord. In addition, Tenant shall have the right, subject to the available capacity of the Building, to install such connection equipment, such as conduits, cables, risers, feeders and materials (collectively, the "Connecting Equipment") in the shafts, ducts, conduits, chases, utility closets and other facilities of the Building as is reasonably necessary to connect the Antenna to Tenant's other machinery and equipment in the Premises, subject however, to the provisions of Section 24.2 below, and subject to the availability of vertical riser and feeder excess capacity, as reasonably determined by Landlord. Tenant shall also have the right of access, consistent with Section 24.4, below, to the areas where any such Connecting Equipment is located for the purposes of maintaining, repairing, testing and replacing the same.

24.2. The installation of the Antenna and related Connecting Equipment (hereby referred to together and/or separately as the "Antenna Equipment") shall be performed in a good and workmanlike manner, and the Antenna Equipment shall be treated for all purposes of this Lease as if the same were Tenant's property. For the purposes of determining Tenant's obligations with respect to its use of the roof of the Building herein provided, the portion of the roof of the Building affected by the Antenna Equipment shall be deemed to be a portion of the Premises; consequently, all of the provisions of this Lease with respect to the Premises shall apply to the installation, use and maintenance of the Antenna Equipment, including without limitation, provisions relating to compliance with requirements as to insurance, indemnity, repairs (to the extent required by the acts of Tenant) and maintenance (to the extent required by the acts of Tenant), and compliance with laws. Landlord shall have no obligation with regard to the affected portion of the roof or the Antenna Equipment except as provided in this
Section 24.

24.3. It is expressly understood that Landlord retains the right to grant third parties the right to utilize any portion of the roof not utilized by Tenant and to use the portion of the roof on which the Antenna Equipment is located for any purpose whatsoever, provided in each event that Tenant shall have reasonable access to, and Landlord shall not unduly interfere with the use of, the Antenna Equipment.

24.4. Tenant shall install, use, maintain and repair the Antenna Equipment so as not to damage or interfere with the operation of the Building or the mechanical, electrical, plumbing, HVAC or communications systems of the Building (collectively the "Systems and Equipment") or any other communications or similar equipment located on the roof of the Building, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all claims, costs, damages, expenses and liabilities (including attorney's fees) arising out of Tenant's failure to comply with the provisions of this Section 24.4.

24.5. Except as expressly set forth in this Article 24, Landlord shall not have any obligations with respect to the Antenna Equipment or compliance with any requirements relating thereto nor shall Landlord be responsible for any damage that may be caused to the Antenna Equipment, except and to the extent caused by the negligent or willful acts of Landlord, its agents, employees or contractors. Landlord makes no representation that the Antenna Equipment will be able to receive or transmit communication signals without interference or disturbance and Tenant agrees that Landlord shall not be liable to Tenant therefor, subject to the provisions of Section 24.3.

24.6. Tenant, at Tenant's sole cost and expense, shall paint the Antenna Equipment in such color(s) as Landlord shall reasonably determine and shall maintain such equipment and install such fencing and other protective equipment on or about the Antenna Equipment as Landlord may reasonably determine to be appropriate.

24.7. Tenant shall (i) be solely responsible for any damage caused as a result of the Antenna Equipment, except and to the extent caused by the negligent or willful acts of Landlord, its agents, employees or contractors, (ii) promptly pay any tax, license or permit fees charged pursuant to any requirements in connection with the installation, maintenance or use of the Antenna Equipment and comply with all precautions and safeguards recommended by any governmental authority, and (iii) make necessary repairs, replacements or maintenance of the Antenna Equipment.

24.8. If any of the conditions set forth in this Section 24 are not complied with by Tenant, then without limiting Landlord's rights and remedies it may otherwise have under the Lease, Tenant shall, upon written notice from Landlord, have the obligation either to (i) reposition the Antenna Equipment to a location reasonably designated by Landlord (if Landlord elects to permit such repositioning), and make the repairs and restorations required under Section
24.9 below, or (ii) otherwise correct such noncompliance within ten (10) days after receipt of written notice (or such longer period as may be reasonably required as long as Tenant commences such correction within such 10-day period and diligently prosecutes same to completion). If Tenant fails to correct such noncompliance within such ten (10) day period (as may be extended as set forth above), then Tenant shall immediately discontinue its use of the Antenna Equipment and remove the same, in all events at Tenant's sole expense.

24.9. Upon the expiration or earlier termination of the Lease, Tenant shall, subject to the control and direction of Landlord, remove the Antenna Equipment, repair any damage caused thereby, and restore the roof and other facilities of the Building to their condition existing prior to the installation of the Antenna Equipment, to the extent that they are conditioned as a result of the use, installation or operation of the Antenna Equipment.

24.10. Tenant's rights pursuant to this Lease shall be personal to Tenant and may not be assigned without the written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

  If Tenant exercises its rights under this Article 24 (and only for so long as Tenant exercises its rights under this Article 24), Tenant shall pay to Landlord, on or before the first (1st) day of each calendar month during the Term, pro-rated for any partial month, the sum of $250.00 as Additional Rent, which amount shall automatically increase by four percent (4%) on date of each Fixed Monthly Rent adjustment pursuant to Section 3.3 of the Lease. Tenant's failure to pay such amounts, upon the expiration of any applicable notice and cure period set forth in this Lease with regard to the non-payment of Rent, shall entitle Landlord to exercise any and all remedies available to Landlord pursuant to this Lease. Additionally, upon the expiration of any applicable notice and cure period, but with one (1) additional business days' notice, Landlord shall have the right to remove the Antenna Equipment, at Tenant's expense.

                                   ARTICLE 25
                           RIGHT OF FIRST NEGOTIATION

25. Right of First Negotiation. Tenant shall have an ongoing right of first negotiation with respect to any space becoming available on the third (3rd) Floor of the Building (the "First Negotiation Space"); provided that such right of first negotiation shall commence only following the expiration of the existing leases pertaining to the First Negotiation Space (as the same may be extended pursuant to an express right granted therein), and shall be subject and subordinate to all other expansion, first offer, first negotiation, and similar rights, which have been granted to other tenants of the Building prior to the date of this Lease and relate to the First Negotiation Space (collectively, the "Superior Right Holders"). Tenant's right of first negotiation shall be on the terms and conditions set forth in this Article 25.

25.1 Procedure for Negotiation. Landlord shall notify Tenant (the `First Negotiation Notice") when the First Negotiation Space becomes available for lease to third parties (other than Superior Right Holders). The First Negotiation Notice shall describe the space so offered to Tenant.

25.2 Procedure for Acceptance. If Tenant wishes to exercise its right of first negotiation, then within seven (7) business days of delivery of the First Negotiation Notice to Tenant, Tenant shall deliver notice to Landlord of Tenant's intention to exercise its right of first negotiation. If Tenant timely exercises its right of first negotiation as set forth herein, Landlord and Tenant shall, within ten (10) business days after Landlord's receipt of Tenant's notice, meet and negotiate in good faith the lease of the space described in such First Negotiation Notice from Landlord to Tenant (the "Negotiation Meeting"). If Landlord and Tenant do not reach agreement as to the material economic terms of the lease of such space within ten (10) business days of the Negotiating Meeting, Landlord shall be free to lease the space described in the First Negotiation Notice to anyone to whom Landlord desires on terms not materially more favorable than the terms offered to Tenant.

                           [INTENTIONALLY LEFT BLANK]

25.3 Termination of Right of Right of First Negotiation. Tenant shall not have the right to exercise its right of first negotiation, as provided in this
Article 25, if Tenant, as of the date of the attempted exercise of such right of first negotiation by Tenant, is in material default under any of the terms and conditions of this Lease. Tenant's right of first negotiation set forth in this
Article 25 may be exercised only by Tenant or an Affiliate, and may only be exercised by Tenant if Tenant occupies fifty percent (50%) or more of the Premises.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease, effective the day and year first above written.

LANDLORD:                               TENANT:

GALLERIA PARK PARTNERS, LLC,            SIZZLER INTERNATIONAL, INC.,
a Delaware limited liability company    a Delaware corporation

By:  DOUGLAS, EMMETT AND COMPANY,
     a California corporation,
     its agent

By:  /s/ Michael Means                  By: /s/ Michael B. Green
     --------------------------------        ----------------------------------
     Michael Means, Vice President           Signer's Name: Michael B. Green
                                                           --------------------
                                             [ ] President [X] Vice President
                                             or [ ] Chief Executive Officer
                                                    (Check Title Above)
Dated: 7/17/01                                             and
      -------------------------------   By:  /s/ A. Keith Wall
                                             ----------------------------------
                                             Signer's Name: A. Keith Wall
                                                           --------------------
                                             [ ] Secretary [ ] Treasurer or
                                             [X] Chief Financial Officer
                                                    (Check Title Above)

                                        Dated: 7/9/01
                                               --------------------------------

                           EXHIBIT A - PREMISES PLAN

     Suite 300 at 15301 Ventura Boulevard, Sherman Oaks, California  91403
                Rentable Area:  approximately 22,402 square feet
                 Usable Area:  approximately 18,084 square feet
       (Measured pursuant to the provisions of Section 1.4 of the Lease)

                                   EXHIBIT B
                               TENANT WORK LETTER

  This Tenant Work Letter shall set forth the terms and conditions relating to the construction of the tenant improvements in the Premises. This Tenant Work Letter is essentially organized chronologically and addresses the issues of the construction of the Premises, in sequence, as such issues will arise during the actual construction of the Premises. All references in this Tenant Work Letter to Articles or Sections of "this Lease" shall mean the relevant portion of Articles 1 through 25 of the Office Lease to which this Tenant Work Letter is attached as Exhibit B and of which this Tenant Work Letter forms a part, and all references in this Tenant Work Letter to Sections of "this Tenant Work Letter" shall mean the relevant portion of Sections 1 through 7 of this Tenant Work Letter.

                                   SECTION 1
                LANDLORD'S INITIAL CONSTRUCTION IN THE PREMISES

Section 1.1. Base, Shell and Core of the Premises as Constructed by Landlord. Landlord has constructed (or shall cause to be constructed), at its sole cost and expense, the base, shell, and core (i) of the Premises and (ii) of the floors of the Building on which the Premises are located (collectively, the "Base, Shell, and Core"). The Base, Shell and Core shall include the following items:

  1. All common areas on Tenant's floors including men's and women's toilet rooms, elevators, including call buttons, etc., will comply with ADA;

  2.  Drinking fountain at the core on Tenant's floors;

  3. Electrical/telephone closets with 10 watts per rentable square foot of normal power on a connected load basis;

  4.  One (1) 480/277 volt power panels connected to the Building power source;

  5. Tenant will have access to supplemental electrical power capacity should existing capacity prove inadequate, which will be metered and charged back to Tenant;

  6. Telephone and telecommunications cabling and wiring and access to the telephone room in the third (3rd) floor;

  7.  Mechanical equipment room;

  8. Landlord will provide sheet rock covered core walls (including elevator lobby), perimeter and interior columns and exterior walls above and below the windows, taped and spackled, ready for Tenant's painting or wall coverings;

  9.  Smooth and level concrete floors in accordance with industry standards;

  10. HVAC: Primary HVAC duct loop from the mechanical equipment room around the Core of the Building;

  11. A finished common area and elevator lobby on Tenant's floors, with elevator lobby finished in a manner reasonably acceptable to Landlord;

  12. Sprinklers: Provide temporary and permanent protection consisting of mains, laterals and uprights, installed according to Building code. Tenant to install distribution of heads in accordance with the Approved Working Drawings;

  13. Fire protection alarm and communication system installed according to Building code, with communication system to be backed up by emergency fire system. Tenant to connect to main system for distribution;

  14. Any life safety, life support systems and security systems as may be required by Building code (including the connection of such systems to the Building's main system, if applicable);

  15. All other mechanical, electrical and/or fire, earthquake, life safety Core and shall improvements which are dictated by relevant code and/or regulatory requirements, including the Americans With Disabilities Act;

  16. Building standard men's and women's toilet rooms;

  17. Secured electrical service rooms including all required switchgear, feeders, transformers, panels, breakers and related equipment necessary for the provision of emergency electrical panels for emergency systems and Building standard electrical;

  18. Building stairways;

  19. Building sprinkler system main distribution loop, main floor shut-off valves, alarms, primary loop piping, distribution piping and heads installed with detectors as required by applicable building codes on an open plan, unoccupied basis; and

  20. Finished ceiling height of no less than 8'6" in all areas of the Premise, measured from the concrete slab. If there is any obstruction (e.g., a pipe) which extends lower than 8'6", then Landlord shall relocate such obstruction at Landlord's sole cost and expense, unless such obstruction is a structural component of the Base, Shell and Core which cannot be readily relocated without significant expense or damage to the Building.

                                   SECTION 2
                   TENANT IMPROVEMENTS; CONSTRUCTION DRAWINGS

2.1. Tenant Improvements. Landlord shall cause PLE Builders, Inc., (the "Contractor"), to construct the improvements in the Premises (the "Tenant Improvements") in a good and workmanlike manner,

                              TENANT WORK LETTER

pursuant to the Sizzler Construction Drawings prepared by City Spaces, dated June 16, 2001 attached hereto and made a part hereof (the "Approved Working Drawings"). Tenant shall pay to Landlord the sum of $3,500.00 concurrently with its execution and delivery of the Lease as Tenant's contribution to the cost of Tenant Improvements.

Section 2.2. Permits. Landlord shall immediately submit the Approved Working Drawings to the appropriate municipal authorities for all applicable building permits necessary to allow Landlord to commence and fully complete the construction of the Tenant Improvements (the "Permits"), and, in connection therewith, Landlord shall coordinate with Tenant in order to allow Tenant, at its option, to take part in all phases of the permitting process.

                                   SECTION 3
                                 CHANGE ORDERS

  In the event that Tenant makes, any revisions, changes, or substitutions to the Approved Working Drawings or the Tenant Improvements, any additional costs which arise in connection with such revisions, changes or substitutions shall be paid by Tenant to Landlord immediately upon Landlord's request.

                                   SECTION 4
                     CONTRACTOR'S WARRANTIES AND GUARANTIES

  Landlord hereby assigns to Tenant all rights that it may have against the Contractor (or any subcontractors or suppliers) relating to the Tenant Improvements, and Tenant hereby waives all claims against Landlord relating to, or arising out of the construction of, the Tenant Improvements.

                                   SECTION 5
                               TENANT'S COVENANTS

  Tenant hereby indemnifies Landlord for any loss, claims, damages or delays arising from the actions of Tenant's space planner/architect on the Premises or in the Building.

                                   SECTION 6
                     COMPLETION OF THE TENANT IMPROVEMENTS;
                               COMMENCEMENT DATE

Section 6.1 Substantial Completion. For purposes of this Lease, "Substantial Completion" of the Premises shall occur after the latest to occur of (i) the completion of construction of the Tenant Improvements in the Premises pursuant to the Approved Working Drawings, with the exception of any punch list items and any tenant fixtures, work-stations, built-in furniture, or equipment to be installed by Tenant or under the supervision of Contractor, (ii) the delivery of the Premises to Tenant, and (iii) the issuance of a certificate of occupancy (or the equivalent thereof) for the Premises by the appropriate governmental agency having jurisdiction.

Section 6.2 Delay of the Substantial Completion of the Premises. Except as provided in this Section 6.2, the Commencement Date shall occur as set forth in
                 -----------
the Lease and Section 6.1, above.  If there shall be a delay or there are delays
              -----------
in the Substantial Completion of the Premises or in the occurrence of any of the other conditions precedent to the Commencement Date, as set forth in of the Lease, as a direct, indirect, partial, or total result of:

Section 6.2.1 Tenant's failure to timely approve any matter requiring Tenant's approval or to timely provide Landlord with any item which Tenant is obligated to provide to Landlord under this Exhibit B (including, without limitation, Tenant's failure to provide Landlord with the Final Working Drawings on or before June 22, 2001);

     6.2.2 A breach by Tenant of the terms of this Tenant Work Letter or the Lease;

     6.2.3  Tenant's request for changes in the Approved Working Drawings;

     6.2.4 Changes in any of the Approved Working Drawings because the same do not comply with applicable laws;

     6.2.5 Tenant's requirement for materials, components, finishes or improvements which are not available in a commercially reasonable time given the anticipated date of Substantial Completion of the Premises, as set forth in the Lease, or which are different from, or not included in, Landlord's standard improvement package items for the Building;

     6.2.6 Changes to the base, shell and core work of the Building required by the Approved Working Drawings; or

     6.2.7 Any other acts or omissions of Tenant, or its agents, or employees (collectively, "Tenant Delay(s)");

                              TENANT WORK LETTER

then, notwithstanding anything to the contrary set forth in the Lease or this Tenant Work Letter and regardless of the actual date of the Substantial Completion of the Premises, the date of Substantial Completion of the Premises shall be deemed to be the date the Substantial Completion of the Premises would have occurred if no Tenant Delay(s), as set forth above, had occurred.

     Notwithstanding any contrary provision of this Section 6, no Tenant Delay shall be deemed to have occurred unless and until Tenant receives written notice of the alleged Tenant Delay (the "Tenant Delay Notice") and fails to cure or remedy the condition or circumstance causing such alleged Tenant Delay within two (2) business days after Tenant's receipt of the Tenant Delay Notice.

                                   SECTION 7
                                 MISCELLANEOUS

Section 7.1 Tenant's Entry Into the Premises Prior to Substantial Completion. Provided that Tenant and its agents do not interfere with Contractor's work in the Building and the Premises, Contractor shall allow Tenant access to the Premises prior to the Substantial Completion of the Premises for the purpose of Tenant installing overstandard equipment or fixtures (including Tenant's data and telephone equipment) in the Premises. Prior to Tenant's entry into the Premises as permitted by the terms of this Section 7.1, Tenant shall submit a
                                           -----------
schedule to Landlord and Contractor, for their approval, which schedule shall detail the timing and purpose of Tenant's entry. Tenant shall hold Landlord harmless from and indemnify, protect and defend Landlord against any loss or damage to the Building or Premises and against injury to any persons caused by Tenant's actions pursuant to this Section 7.1.
                                  -----------

Section 7.2 Freight Elevators. Landlord shall, consistent with its obligations to other tenants of the Building, make the freight elevator reasonably available to Tenant in connection with initial decorating, furnishing and moving into the Premises.

Section 7.3 Tenant's Representative. Tenant has designated Diane Hardesty and/or Michael Green as its sole representatives with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Tenant Work Letter.

Section 7.4 Landlord's Representative. Landlord has designated Bill Hughes as its sole representative with respect to the matters set forth in this Tenant Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Tenant Work Letter.

Section 7.5  INTENTIONALLY OMITTED.

Section 7.6 Time of the Essence in This Tenant Work Letter. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

Section 7.7 Tenant's Lease Default. Notwithstanding any provision to the contrary contained in this Lease, if an event of default as described in the Lease beyond any applicable notice and/or cure period, or a default by Tenant under this Tenant Work Letter beyond any applicable notice and/or cure period, has occurred at any time on or before the Substantial Completion of the Premises, then (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any delay in the Substantial Completion of the Premises caused by such work stoppage as set forth in Section 5 of this Tenant Work
                                             ---------
Letter), and (ii) all other obligations of Landlord under the terms of this Tenant Work Letter shall be forgiven until such time as such default is cured pursuant to the terms of the Lease.

                           [INTENTIONALLY LEFT BLANK]

                              TENANT WORK LETTER

Section 8. Prior to Tenant's taking occupancy of the Premise, a representative of each of Landlord and Tenant shall conduct a joint inspection of the Premises for the purpose of developing a "punch list" of Tenant Improvements items, if any, that require repair or correction by Landlord. Provided that said items were included in the Approved Working Drawings, Landlord shall diligently proceed to correct those items within thirty (30) days of receipt of Tenant's list. Tenant's failure or refusal to participate in such inspection in a timely manner (provided Tenant has received reasonable notice of the readiness of the Premises for such inspection), shall constitute Tenant's waiver of its rights pursuant to this Section 8.

LANDLORD:                               TENANT:

GALLERIA PARK PARTNERS, LLC,            SIZZLER INTERNATIONAL, INC.,
a Delaware limited liability company    a Delaware corporation

By:    DOUGLAS, EMMETT AND COMPANY,
       a California corporation,
       its agent
By:    /s/ Michael Means                By: /s/ Michael B. Green
       -----------------------------        -----------------------------------
       Michael Means, Vice President        Signer's Name: Michael B. Green
Dated: 7/17/01                                             --------------------
       -----------------------------        [ ] President    [X] Vice President
                                               or [ ] Chief Executive Officer
                                                     (Check Title Above)
                                                         and
                                        By: /s/ A. Keith Wall
                                            -----------------------------------
                                            Signer's Name: A. Keith Wall
                                                           --------------------
                                                [ ] Secretary   [ ] Treasurer
                                               or [X] Chief Financial Officer
                                                     (Check Title Above)

                                        Dated: 7/9/01
                                               --------------------------------

                                  EXHIBIT B-1
                       CONSTRUCTION BY TENANT DURING TERM

1. If Tenant wishes to make a Tenant Change, as specified in Section 12.12 of the Lease, such Tenant Change shall be completed pursuant to the provisions of
Section 12.12. of the Lease and this Exhibit B-1. Tenant shall bear all costs of said Tenant Change.

    Contractor shall complete construction to the Premises pursuant to the final Plans and Specifications approved in writing by Landlord and Tenant (the "Tenant Change"), in compliance with all applicable codes and regulations. Tenant's selections of finishes and materials shall be indicated on the Plans and Specifications, and shall be equal to or better than the minimum Building standards and specifications. All work not shown on the final Plans and Specifications, but which is to be included in the Tenant Change, including but not limited to, telephone service installation, furnishings or cabinetry, shall be installed pursuant to Landlord's reasonable directives.

2.  Prior to commencing any work:

a) Tenant's proposed Contractor and the Contractor's proposed subcontractors and suppliers shall be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, so long as the same are reasonably cost competitive, then Contractor shall use Landlord's Heating, Venting, and Air-conditioning, plumbing, and electrical subcontractors for such work.

       During completion of any Tenant Change, neither Tenant or Contractor shall permit any sub-contractors, workmen, laborers, material or equipment to come into or upon the Building if the use thereof, in Landlord's reasonable judgment, would violate Landlord's agreement with any union providing work, labor or services in or about the Building.

b) Contractor shall submit to Landlord and Tenant a written bid for completion of the Tenant Change. Said bid shall include Contractor's overhead, profit, and fees, and, if the proposed Tenant Change is for cosmetic work in excess of $5,000 in aggregate value per occurrence or for structural work of any kind, Contractor shall:

    i) pre-pay to Landlord's managing agent $250.00 as partial payment of said managing agent's construction administration fee, as specified hereinbelow, and

    ii) upon completion of said Tenant Change, pay an administration fee for supervision of said Tenant Change equal to fifty dollars ($50.00) per hour, to a maximum of seven and one-half percent (7.5%) of the total cost of the Tenant Change, to defray said agent's costs for supervision of the construction;

c) Tenant or Contractor shall submit all Plans and Specifications to Landlord, and no work on the Premises shall be commenced before Tenant has received Landlord's final written approval thereof, which shall not be unreasonably withheld, delayed or conditioned;

d) Contractor shall complete all architectural and planning review and obtain all permits, including signage, required by the city, state or county in which the Premises are located; and

e) Contractor shall submit to Landlord verification of public liability and worker's compensation insurance adequate to fully protect Landlord and Tenant from and against any and all liability for death or injury to persons or damage to property caused in or about or by reason of the construction of any work done by Contractor or Contractor's subcontractors or suppliers.

3. Contractor and Contractor's subcontractors and suppliers shall be subject to Landlord's reasonable administrative control and supervision. Landlord shall provide Contractor and Contractor's subcontractors and suppliers with reasonable access to the Premises.

4. During construction of the Tenant Change, Contractor shall adhere to the procedures contained hereinbelow, which represent Landlord's minimum requirements for completion of the Tenant Change.

5. Upon completion of the Tenant Change, Tenant shall provide Landlord with such evidence as Landlord may reasonably request that the Contractor has been paid in full, and Contractor shall provide Landlord with lien releases as requested by Landlord, confirmation that no liens have been filed against the Premises or the Building. If any liens arise against the Premises or the Building as a result of the Tenant Change, Tenant shall at Tenant's sole expense, remove such liens pursuant to the terms of the Lease and provide Landlord evidence that the title to the Building and Premises have been cleared of such liens.

6. Whether or not Tenant or Contractor timely complete the Tenant Change, unless the Lease is otherwise terminated pursuant to the provisions contained therein, Tenant acknowledges and agrees that Tenant's obligations under the Lease to pay Fixed Monthly Rent and/or Additional Rent shall continue unabated.

                              CONSTRUCTION POLICY

    The following policies outlined are the construction procedures for the Building. As a material consideration to Landlord for granting Landlord's permission to Tenant to complete the construction contemplated hereunder, Tenant agrees to be bound by and follow the provisions contained hereinbelow:

1.  Administration

a) Contractors to notify the management office for the Building prior to starting any work. All jobs must be scheduled by the general contractor or sub-contractor when no general contractor is being used.

b) The general contractor is to provide the Building Manager with a copy of the projected work schedule for the suite, prior to the start of construction.

                      CONSTRUCTION BY TENANT DURING TERM

c) Contractor will make sure that at least one set of drawings will have the Building Manager's initials approving the plans and a copy delivered to the Building Office.

d) As-built construction, including mechanical drawings and air balancing reports will be submitted at the end of each project.

e) The HVAC contractor is to provide the following items to the Building Manager upon being awarded the contract from the general contractor:

    i) A plan showing the new ducting layout, all supply and return air grille locations and all thermostat locations. The plan sheet should also include the location of any fire dampers.

    ii) An Air Balance Report reflecting the supply air capacity throughout the suite, which is to be given to the Chief Building Engineer at the finish of the HVAC installation.

f) All paint bids should reflect a one-time touch-up paint on all suites. This is to be completed approximately five (5) days after move-in date.

g) The general contractor must provide for the removal of all trash and debris arising during the course of construction. At no time are the building's trash compactors and/or dumpsters to be used by the general contractor's clean-up crews for the disposal of any trash or debris accumulated during construction. The Building Office assumes no responsibility for bins. Contractor is to monitor and resolve any problems with bin usage without involving the Building Office. Bins are to be emptied on a regular basis and never allowed to overflow. Trash is to be placed in the bin.

h) Contractors will include in their proposals all costs to include: parking, elevator service, additional security (if required), restoration of carpets, etc. Parking will be validated only if contractor is working directly for the Building Office.

i) Any problems with construction per the plan, will be brought to the attention of and documented to the Building Manager. Any changes that need additional work not described in the bid will be approved in writing by the Building Manager. All contractors doing work on this project should first verify the scope of work (as stated on the plans) before submitting bids; not after the job has started.

2.  Building Facilities Coordination

a)  All deliveries of material will be made through the parking lot entrance.

b) Construction materials and equipment will not be stored in any area without prior approval of the Building Manager.

c) Only the freight elevator is to be used by construction personnel and equipment. Under no circumstances are construction personnel with materials and/or tools to use the "passenger" elevators.

3. Housekeeping

a) Suite entrance doors are to remain closed at all times, except when hauling or delivering construction materials.

b) All construction done on the property that requires the use of lobbies or common area corridors will have carpet or other floor protection. The following are the only prescribed methods allowed:

    i) Mylar: Extra heavy-duty to be taped from the freight elevator to the suite under construction.

    ii) Masonite: 1/4 inch Panel, Taped to floor and adjoining areas. All corners, edges and joints to have adequate anchoring to provide safe and "trip-free" transitions. Materials to be extra heavy-duty and installed from freight elevator to the suite under construction.

c) Restroom wash basins will not be used to fill buckets, make pastes, wash brushes, etc. If facilities are required, arrangements for utility closets will be made with the Building Office.

d) Food and related lunch debris are not to be left in the suite under construction.

e) All areas the general contractor or their sub-contractors work in must be kept clean. All suites the general contractor works in will have construction debris removed prior to completion inspection. This includes dusting of all window sills, light diffusers, cleaning of cabinets and sinks. All common areas are to be kept clean of building materials at all times so as to allow tenants access to their suites or the building.

4.  Construction Requirements

a) All Life and Safety and applicable Building Codes will be strictly enforced (i.e. tempered glass, fire dampers, exit signs, smoke detectors, alarms, etc.). Prior coordination with the Building Manager is required.

b) Electric panel schedules must be brought up to date identifying all new circuits added.

c) All electrical outlets and lighting circuits are to be properly identified. Outlets will be labeled on back side of each cover plate.

d) All electrical and phone closets being used must have panels replaced and doors shut at the end of each day's work. Any electrical closet that is opened with the panel exposed must have a work person present.

e) All electricians, telephone personnel, etc. will, upon completion of their respective projects, pick up and discard their trash leaving the telephone and electrical rooms clean. If this is not complied with, a clean-up will be conducted by the building janitors and the general contractor will be back-charged for this service.

                                     B1-2

                      CONSTRUCTION BY TENANT DURING TERM

f) Welding or burning with an open flame will not be done without prior approval of the Building Manager. Fire extinguishers must be on hand at all times.

g) All "anchoring" of walls or supports to the concrete are not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

h) All core drilling is not to be done during normal working hours (7:30 AM - 6:00 PM, Monday through Friday). This work must be scheduled before or after these hours during the week or on the weekend.

i) All HVAC work must be inspected by the Building Engineer. The following procedures will be followed by the general contractor:

    i) A preliminary inspection of the HVAC work in progress will be scheduled through the Building Office prior to the reinstallation of the ceiling grid.

    ii) A second inspection of the HVAC operation will also be scheduled through the Building Office and will take place with the attendance of the HVAC contractor's Air Balance Engineer. This inspection will take place when the suite in question is ready to be air-balanced.

    iii) The Building Engineer will inspect the construction on a periodic basis as well.

j) All existing thermostats, ceiling tiles, lighting fixtures and air conditioning grilles shall be saved and turned over to the Building Engineer.

    Good housekeeping rules and regulations will be strictly enforced. The building office and engineering department will do everything possible to make your job easier. However, contractors who do not observe the construction policy will not be allowed to perform within this building. The cost of repairing any damages that are caused by Tenant or Tenant's contractor during the course of construction shall be deducted from Tenant's Allowance or Tenant's Security Deposit, as appropriate.

LANDLORD:                               TENANT:

GALLERIA PARK PARTNERS, LLC,            SIZZLER INTERNATIONAL, INC.,
a Delaware limited liability company    a Delaware corporation

By:    DOUGLAS, EMMETT AND COMPANY,
       a California corporation,
       its agent
By:    /s/ Michael Means                By: /s/ Michael B. Green
       -----------------------------        -----------------------------------
       Michael Means, Vice President        Signer's Name: Michael B. Green
Dated: 7/17/01                                             --------------------
       -----------------------------        [ ] President    [X] Vice President
                                               or [ ] Chief Executive Officer
                                                     (Check Title Above)
                                                           and
                                        By: /s/ A. Keith Wall
                                            -----------------------------------
                                            Signer's Name: A. Keith Wall
                                                           --------------------
                                                [ ] Secretary   [ ] Treasurer
                                               or [X] Chief Financial Officer
                                                     (Check Title Above)

                                        Dated: 7/9/01
                                               --------------------------------

                                     B1-3

                                   EXHIBIT C
                             RULES AND REGULATIONS

BUILDING RULES AND REGULATIONS

1. Access. Tenant and/or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only use the sidewalks, entrances, lobby(ies), garage(s), elevators, stairways, and public corridors as a means of ingress and egress, and shall take such actions as may reasonably be necessary to ensure that the same remain unobstructed at all times.

    The entrance and exit doors to the Premises are to be kept closed at all times except as required for orderly passage to and from the Premises. Except on balconies available for the joint or exclusive use of Tenant as otherwise specified hereinabove, Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to loiter in any part of the Building or obstruct any means of ingress or egress. Tenant shall not cover any doors, and shall not cover any window, other than with vertical or mini-blinds pre-approved in writing by Landlord. Landlord specifically disapproves the installation of any film or foil covering whatsoever on the windows of the Premises.

    Neither Tenant, nor its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall go up on the roof or onto any balcony serving the Building, except upon such roof, portion thereof, or balcony as may be contiguous to the Premises and is designated in writing by Landlord as a roof-deck, roof-garden area, or exclusive use balcony area.

2. Restroom Facilities. The toilet rooms, toilets, urinals, wash bowls and other apparatus (the "Restroom Facilities"), whether contained in the common areas of the Building and/or the interior of the Premises, shall not be used for any purpose other than that for which they were designed. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to throw foreign substances of any kind whatsoever or papers not specifically designated for use in the Restroom facilities down any toilet, or to dispose of the same in any way not in keeping with the instructions provided to Tenant by the management of the Building regarding same, and Tenant hereby specifically agrees to reimburse Landlord directly for the expense of any breakage, stoppage or damage resulting from Tenant's violation of this rule.

3. Heavy Equipment. Landlord reserves the right, in Landlord's sole discretion, to decline, limit or designate the location for installation of any safes, other unusually heavy, or unusually large objects to be used or brought into the Premises the Building. In each case where Tenant requests installation of one or more such unusually heavy item(s), which request shall be conclusively evidenced by Tenant's effort to bring such item(s) into the Building or Premises, Tenant shall reimburse Landlord for the costs of any engineering or structural analysis required by Landlord in connection therewith. In all cases, each such heavy object shall be placed on a metal stand or metal plates or such other mounting detail of such size as shall be prescribed by Landlord.

    Tenant hereby indemnifies Landlord against any damage or injury done to persons, places, things or the Building or its common areas when such damage or injury primarily arises out of Tenant's installation or use of one or more unusually heavy objects. Tenant further agrees to reimburse Landlord for the costs of repair of any damage done to the Building or property therein by putting in, taking out, or maintaining such safes or other unusually heavy objects.

4. Transportation of Freight. Except as otherwise agreed to by Landlord in writing, Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall only carry freight, furniture or bulky materials in or out of the Building before or after Normal Business Hours, as specified in Section 15 of these rules. Tenant may only install and/or move such freight, furniture or bulky material after previous written notice of its intention to complete such a move, given to the Office of the Building. The persons and/or company employed by Tenant for such work must be professional movers, reasonably acceptable to Landlord, and said movers must provide Landlord with a certificate of insurance evidencing the existence of worker's compensation and all risk liability coverage in a minimum amount of $2,000,000.

    Tenant may, subject to the provisions of the immediately preceding paragraph, move freight, furniture, bulky matter and other material in or out of the Premises on Saturdays between the hours of 8:00 A.M. and 6:00 P.M., provided that Tenant pays in advance for Landlord's reasonably anticipated additional costs, if any, for elevator operators, security guards and other expenses arising by reason of such move by Tenant.

5. Flammable Materials. Except for such limited quantities of office materials and supplies as are customarily utilized in Tenant's normal business operations, Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline, flammable or combustible fluid or material, other than those limited quantities of normal business operating materials as may reasonably be necessary for the operation or maintenance of office equipment. Nor shall Tenant keep or bring into the Premises or the Building any other toxic or hazardous material specifically disallowed pursuant to California state law.

6. Cooking / Odors / Nuisances. Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to engage in the preparation and/or serving of foods unless the Premises includes a self-contained kitchen area. Nor shall Tenant permit the odors arising from such cooking, or any other improper noises, vibrations, or odors to be emanate from the Premises. So long as the following items are approved by the Underwriters Laboratory, Tenant shall have the right to supply and install, at Tenant's sole expense, a dishwasher, microwave oven, toaster and vending machine(s) in the Premises.

                             RULES AND REGULATIONS

    Tenant hereby agrees to instruct all persons entering the Premises to comply with the requirements of the Building, by advising all persons entering the Premises that smoking of any tobacco or other substance is prohibited at all times, except in such common areas located outside the Building as may be designated by the Building management.

    Tenant shall not permit Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to interfere in any way with other tenants of the Building or with those having business with them.

    Tenant shall not permit its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders to bring or keep within the Building any animal, bird or bicycle, except such seeing-eye dog or other disability assistance type animal as may comply with the requirements of any handicapped ordinances having jurisdiction therefor.

    Tenant shall store its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is a hazardous waste or toxic substance or is of such a nature that its disposal in Landlord's ordinary and customary manner of removing and disposing of trash and garbage would be a violation of any law, ordinance or company regulation governing such disposal. All garbage and refuse disposal shall be made only through entry ways and elevators provided for such purposes and at such times as Landlord shall designate. As and when directed by Landlord and/or if required by any governmental agency having jurisdiction therefor, Tenant shall comply with all directives for recycling and separation of trash.

    Tenant shall not employ any person to do janitorial work in any part of the Premises without the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion.

    Landlord reserves the right to exclude or expel from the Building any person who in Landlord's sole discretion is intoxicated or under the influence of liquor or drugs or who, in any manner, engages in any act in violation of the Rules and Regulations of the Building.

    Tenant shall not conduct any public or private auction, fire sale or other sale of Tenant's personal property, furniture, fixtures or equipment or any other property located in or upon the Premises, without Landlord's prior written consent, which consent shall be in Landlord's sole discretion.

7. Storage. Tenant may only store goods, wares, or merchandise on or in the Premises in areas specifically designated by Landlord for such storage.

8. Directives to Management. Tenant's requirements, other than those Landlord specifically agrees to perform elsewhere in this Lease, shall only be attended to upon the Building management's receipt of Tenant's written request therefor. Landlord's employees shall not perform any work or do anything outside of their regular duties unless under special instruction from the Building management. No security guard, janitor or engineer or other employee of the Building management shall admit any person (Tenant or otherwise) to the Premises without specific instructions from the Office of the Building and written authorization for such admittance from Tenant.

9. Keys and Locks. Landlord shall furnish Tenant with two keys to each door lock existing in the Premises. Tenant shall reimburse Landlord a reasonable charge for these and any additional keys. Tenant shall not be permitted to have keys made, nor shall Tenant alter any lock or install a new or additional lock or bolts on any door of the Premises without Landlord's prior written consent. Tenant shall, in each case, furnish Landlord with a key for any additional lock installed or changed by Tenant or Tenant's agent(s). Tenant, upon the expiration or earlier termination of this Lease, shall deliver to Landlord all keys in the possession of Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders for doors in the Building, whether or not furnished to Tenant by Landlord. If Tenant, or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders, lose or misplace any key(s) to the Building, Landlord shall, in Landlord's sole discretion, either replace said key(s) or re-key such locks as may be affected thereby, and Tenant shall reimburse Landlord for all such costs of such re-keying and/or replacement.

10. Solicitation. Tenant and/or its agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders shall not permit any canvassing, peddling, soliciting and/or distribution of handbills or any other written materials to occur in the Premises and/or the Building, nor shall Tenant or Tenant's agents, clients, contractors, directors, employees, invitees, licensees, officers, partners or shareholders engage in such solicitation or distribution activities.

11. Retail Sales, Services and Manufacturing Prohibited. Except with the prior written consent of Landlord, Tenant shall not sell, or permit the retail sale of, newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the independent business of stenography, typewriting or any similar business in or from the Premises for the service or accommodation of other occupants of any other portion of the Building. Tenant shall not permit the Premises to be used for manufacturing or for any illegal activity of any kind, or for any business or activity other than for Tenant's specific use.

12. Change in Name or Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building.

13. Projections from Premises. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or the exterior walls of the Building or in any area projecting outside the interior walls of the Premises. Tenant shall not install or permit to be installed any awnings, air conditioning units or other projections, without the prior written consent of Landlord.

                             RULES AND REGULATIONS

14. Superiority of Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the covenants, agreements or provisions of this Lease. If a conflict or disagreement between the Lease and these Rules becomes apparent, this Lease shall prevail.

15. Changes to Rules and Regulations. Provided such changes do not materially harm Tenant's ability to conduct its normal business operations, and do not materially decrease Tenant's rights or materially increase Tenant's obligations under this Lease, Landlord shall retain the right to change, add or rescind any rule or regulation contained herein, or to make such other and further reasonable and non-discriminatory Rules and Regulations as in Landlord's sole judgment may, from time to time, become necessary for the management, safety, care and cleanliness of the Premises, the Building or the Parking Facilities, or for the preservation of good order therein, or for the convenience of other occupants and tenants therein, so long as such recision, addition, deletion or change is thereafter reasonably applied to all occupants of the Building affected thereby.

PARKING RULES AND REGULATIONS

A. Tenant shall strictly comply with all posted speed limits, directional signs, yield signs, stops signs and all other signs within or about the parking facilities.

B. Tenant shall register all vehicle license plate numbers with the Building management.

C. Tenant shall be responsible for the cost of repairing any damage to the parking facilities or cleaning any debris created or left by Tenant, including, without limitation, oil leakage from motor vehicles parked in the parking facilities under its auspices.

D. Landlord, in addition to reserving the right to designate one or more areas solely for visitor parking, which areas may be changed by Landlord from time to time with or without prior notice to Tenant, reserves the right to allocate additional visitor spaces on any floor of the parking facilities. Tenant shall not park any vehicles in any spaces designated as visitor only spaces or customer spaces within the parking facilities.

E. Tenant shall strictly comply with all rules, regulations, ordinances, speed limits, and statutes affecting handicapped parking and/or access, and shall not park any vehicles within the fire lanes, along parking curbs or in striped areas.

F. Tenant shall only use the number of parking permits allocated to it and shall not permit more than one of its employees to utilize the same parking permit. Landlord reserves the right to assign or re-assign parking spaces within the Parking facilities to Tenant from time to time, and provided Landlord is required to do so by reason of any action arising out of a governmental mandate imposed on Landlord, Landlord further reserves the right at any time to substitute an equivalent number of parking spaces in a parking facilities or subterranean or surface parking facility within a reasonable distance of the Premises.

G. Except with Landlord's managing agent(s)' prior written consent, Tenant shall not leave vehicles in the parking facilities overnight on a regular basis, nor park any vehicles in the parking facilities other than automobiles, motorcycles, motor-driven or non-motor-driven bicycles or four-wheeled trucks or vans. Landlord may, in its sole discretion, designate separate areas for bicycles and motorcycles. Tenant shall ensure that vehicles parking in the parking facilities by using the parking permits assigned to Tenant shall be parked entirely within the striped lines designating a single space and are not so situated or of such a width or length as to impede access to or egress from vehicles parked in adjacent areas or doors or loading docks. Further, all vehicles utilizing Tenant's parking permits shall not be higher than any height limitation that may be posted, or of such a size, weight or dimension so that entry of such vehicle into the parking facilities would cause any damage or injury thereto.

H. Tenant shall not allow any of the vehicles parked using Tenant's permits, or the vehicles of any of Tenant's suppliers, shippers, customers or invitees to be loaded or unloaded in any area other than those specifically designated by Landlord for loading.

I. Tenant shall not use or occupy the parking facilities in any manner which will unreasonably interfere with the use of the parking facilities by other tenants or occupants of the Building. Without limitation, Tenant agrees to promptly turn off any vehicle alarm system activated and sounding an alarm in the parking facilities. In the event said alarm system fails to turn off and no longer sound an intruder alert fifteen (15) minutes after commencing such an alarm, Landlord shall reserve the right to remove the vehicle from the parking facilities at Tenant's sole expense.

J. Tenant acknowledges that the Rules and Regulations as posted herein shall be in effect twenty-four hours per day, seven days per week, without exception.

                           [INTENTIONALLY LEFT BLANK]

                             RULES AND REGULATIONS

K. Tenant acknowledges that the uniformed guard officers and parking attendants serving the parking facilities are authorized to issue verbal and written warnings of Tenant's violations of any of the rules and regulations contained herein. Except in the case of a car alarm continuing to sound in excess of a maximum of fifteen minutes, in which case no further notice by Landlord shall be required. If Tenant or Tenant's agents, contractors, directors, employees, officers, partners or shareholders continue to materially breach these rules and regulations after expiration of written notice and the opportunity to cure has been given to Tenant, then in addition to such other remedies and request for injunctive relief it may have, Landlord shall have the right, without additional notice, to remove or tow away the vehicle involved and store the same, all costs of which shall be borne exclusively by Tenant and/or revoke Tenant's parking privileges and rights under the Lease.

LANDLORD:                               TENANT:

GALLERIA PARK PARTNERS, LLC,            SIZZLER INTERNATIONAL, INC.,
a Delaware limited liability company    a Delaware corporation

By:    DOUGLAS, EMMETT AND COMPANY,
       a California corporation,
       its agent

By:                                     By:
       -----------------------------        -----------------------------------
       Michael Means, Vice President        Signer's Name:
                                                           --------------------
Dated:                                       [ ] President  [ ] Vice President
       -----------------------------           or [ ] Chief Executive Officer
                                                     (Check Title Above)
                                                           and

                                        By:
                                            -----------------------------------
                                            Signer's Name:
                                                           --------------------
                                               [ ] Secretary   [ ] Treasurer
                                               or [ ] Chief Financial Officer
                                                     (Check Title Above)

                                        Dated:
                                               --------------------------------

                                   EXHIBIT D
                 FIRST AMENDMENT - COMMENCEMENT DATE AND TERM

     This Amendment to Lease (the "Amendment"), dated July 9, 2001, is made by and between GALLERIA PARK PARTNERS, LLC, a Delaware limited liability company ("Landlord"), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and SIZZLER INTERNATIONAL, INC., a Delaware corporation ("Tenant"), with offices at 6101 West Centinela Avenue, Suite 200, Culver City, California 90030.

WHEREAS,

     A. Landlord, pursuant to the provisions of that certain written, dated (the "Lease"), leased to Tenant and Tenant leased from Landlord space in the property located at (the "Building"), commonly known as Suite (the "Premises");

     B. The provisions of said Lease specify that the Commencement Date shall be the date Landlord substantially completes the Improvements for which Landlord is obligated under the Lease, as conclusively evidenced by Tenant taking possession of the Premises;

     C.  Tenant took possession of the Premises on;

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1. Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Amendment.

2. Confirmation of Commencement Date and Term. The Commencement Date is hereby confirmed to be _______, and the Term is hereby confirmed from and including _________ to and including ________________.

3. Revision in Fixed Monthly Rent. Tenant acknowledges and agrees commencing ____________, and continuing through _____________, Tenant shall pay the initial Fixed Monthly Rent of $____________ per month. Furthermore, as of the Commencement Date, the provisions of Section 3.3 are hereby deleted in their entirety, and replaced in lieu thereof, with the following:

     "Commencing _______________, and continuing through ____________, the Fixed Monthly Rent payable by Tenant shall increase from $____________ per month to $__________ per month;

     Commencing _____________, and continuing through ______________ the Fixed Monthly Rent payable by Tenant shall increase from $______________ per month to $___________ per month;

     Commencing _____________, and continuing through ____________, the Fixed Monthly Rent payable by Tenant shall increase from $_______________ per month to $____________ per month; and

     Commencing _____________, and continuing throughout the remainder of the initial Term, the Fixed Monthly Rent payable by Tenant shall increase from $___________ per month to $_______________ per month."

4. Acceptance of Premises. Tenant acknowledges and agrees that Landlord has completed the Improvements for which Landlord was obligated under the Lease to Tenant's satisfaction, and, as of the Commencement Date, the Premises were in good order and repair, subject to the provisions of Section 1.1 of the Lease.

5. Warranty of Authority. If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the corporation executing hereinbelow is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

6. Broker Representation. Landlord and Tenant represent to one another that it has dealt with no broker in connection with this Amendment other than Douglas, Emmett and Company and Grubb & Ellis Company. Landlord and Tenant shall hold one another harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by the indemnifying party of such representation. Landlord agrees to pay all commissions due to the brokers listed above created by Tenant's execution of this Amendment.

7. Successors and Heirs. The provisions of this Amendment shall inure to the benefit of Landlord's and Tenant's respective successors, assigns, heirs and all persons claiming by, through or under them.

8. Confidentiality. Landlord and Tenant agree that the covenants and provisions of this Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant's or Landlord's counsel-of-record or leasing or sub-leasing broker of record.

9. Submission of Document. No expanded contractual or other rights shall exist between Landlord and Tenant with respect to the Premises, as contemplated under this Amendment, until both Landlord and Tenant have executed and delivered this Amendment, whether or not any additional rental or security deposits have been received by Landlord, and notwithstanding that Landlord has delivered to Tenant an unexecuted copy of this Amendment.

                 FIRST AMENDMENT - COMMENCEMENT DATE AND TERM

        The submission of this Amendment to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or an option for the Tenant to lease the Premises, or otherwise create any interest by Tenant in the Premises or any other portion of the Building other than the original Premises currently occupied by Tenant. Execution of this Amendment by Tenant and its return to Landlord shall not be binding upon Landlord, notwithstanding any time interval, until Landlord has in fact executed and delivered this Amendment to Tenant.

10. Disclosure. Landlord and Tenant acknowledge that principals of Landlord have a financial interest in Douglas Emmett Realty Advisors, Douglas Emmett and Company, and P.L.E. Builders.

11. Governing Law. The provisions of this Amendment shall be governed by the laws of the State of California.

12. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:                               TENANT:

GALLERIA PARK PARTNERS, LLC,            SIZZLER INTERNATIONAL, INC.,
a Delaware limited liability company    a Delaware corporation

By:    DOUGLAS, EMMETT AND COMPANY,
       a California corporation,
       its agent

By:    /s/ Michael Means                By:   /s/ Michael B. Green
       -----------------------------        -----------------------------------
       Michael Means, Vice President        Signer's Name:  Michael B. Green
                                                           --------------------
Dated:          7/17/01                     [ ] President   [X] Vice President
       -----------------------------           or [ ] Chief Executive Officer
                                                     (Check Title Above)
                                                            and

                                        By:  /s/ A. Keith Wall
                                            -----------------------------------
                                            Signer's Name:  A. Keith Wall
                                                           --------------------
                                               [ ] Secretary   [ ] Treasurer
                                              or [X] Chief Financial Officer
                                                    (Check Title Above)

                                        Dated:              7/9/01
                                               --------------------------------

                                      D-2